Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

ACA CAPITAL HOLDINGS, INC.

Article 1.     NAME

The name of this corporation is ACA Capital Holdings, Inc. (the “Corporation”).

Article 2.                REGISTERED OFFICE AND AGENT

The registered office of the Corporation shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

Article 3.                PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4.                CAPITAL STOCK

4.1. Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 20,000,000, of which 12,000,000 of such shares shall be Common Stock, all of one class, having a par value of $0.10 per share (“Common Stock”), and 8,000,000 of such shares shall be Preferred Stock, all of one class, having a par value of $0.10 per share (“Preferred Stock”).

4.2. Common Stock

4.2.1. Relative Rights

The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth herein or as set forth in any certificate of designations filed to establish any respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

4.2.2. Dividends

Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

4.2.3. Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution, in accordance with applicable law and this Certificate of Incorporation, of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4. Voting Rights

Except as provided in this Certificate of Incorporation, each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, together with the holders of all other classes of stock entitled to attend such meetings and to vote together with the shares of Common Stock on such matter or thing, to cast one vote for each outstanding share of Common Stock held of record by such stockholder upon any matter or thing upon which stockholders are entitled to vote generally; provided, however, that holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations, or restrictions thereon, of the Preferred Stock or any series thereof, if the holders of outstanding shares of Preferred Stock or any series thereof are entitled, either separately or together with the holders of outstanding shares of one or more other classes or series of capital stock of the Corporation, to vote thereon pursuant to this Certificate of Incorporation, as amended from time to time (including, without limitation, by any certificate of designations relating to any series of Preferred Stock).

4.3. Preferred Stock

The shares of Preferred Stock of the Corporation may be issued from time to time in one or more series thereof, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, powers, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereon, as are stated and expressed herein or as are stated and expressed in the resolution or resolutions of the Board of Directors and the certificate of designations in connection therewith providing for any such series as hereinafter provided.

The Board of Directors is authorized, subject to limitations prescribed by the General Corporation Law and the provisions of this Certificate of Incorporation, to provide from time to time, by resolution or resolutions and by filing a certificate of designations pursuant to the General Corporation Law, out of unissued shares of Preferred Stock that have not been designated as to series, for the issuance of the shares of Preferred Stock in series, and with respect to each such series to establish the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (1) the number of shares constituting that series and the distinctive designation of that series; (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (3) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms and full or limited nature of such voting rights; (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion into one or more classes or series of capital stock of the Corporation, including the time, rates, and conditions of such conversion and any provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (5) whether or not the shares of that series shall be redeemable, in whole or in part, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share and form of consideration payable in case of redemption, which amount and form may vary under different conditions and at different redemption dates; (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; (8) the restrictions, if any, on the issuance or re-issuance of any additional share of such series of Preferred Stock; and (9) any other relative powers, preferences, and relative, participating, optional or other special rights of that series, and qualifications, limitations or restrictions on that series.

Any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof, and unless otherwise expressly provided in the terms of such series, such shares shall be cancelled upon the acquisition thereof and shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors as provided herein, subject to the conditions and restrictions set forth in this Certificate of Incorporation or in such resolution or resolutions and the certificate of designations in connection therewith providing for any such series of Preferred Stock.

4.4. Convertible Preference Stock

A series of Preferred Stock is hereby distinctly designated as “Convertible Preference Stock”, par value $0.10 per share (hereinafter referred to as “Preference Stock”), and the number of shares constituting such series initially shall be 1,500.

4.4.1. Definitions

The following terms used in this Section 4.4 are defined as follows:

(a)                                  “Common Stock” means the common stock, par value $0.10 per share, of the Corporation.

(b)                                 “Conversion Price” has the meaning ascribed thereto in paragraph 4.4.6(a).

(c)                                  “Convertible Securities” has the meaning ascribed thereto in subparagraph 4.4.7(b)(1).

(d)                                 “Fair Market Value per Share” has the meaning ascribed thereto in subparagraph 4.4.7(b)(10).

(e)                                  “Indebtedness” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any assets, and shall also include, to the extent not otherwise included,

(i)                                     any capitalized lease obligations of such Person;

(ii)                                  obligations secured by a lien to which the assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby have been assumed;

(iii)                               guarantees of (or obligations with respect to letters of credit supporting) obligations of other Persons which would be included within this definition as Indebtedness for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

(iv)                              all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(v)                                 hedging obligations of any such Person applicable to any of the foregoing provided, that Indebtedness shall not include

(x)                                   any liability for U.S. federal, state, local or other taxes or taxes levied by any other applicable jurisdiction;

(y)                                 any amounts payable, trade payables and other accrued liabilities arising in the ordinary course of business, and

(z)                                   obligations arising under insurance policies, credit default swaps and similar contracts written by subsidiaries of the Corporation in the ordinary course of business.

(i)                                     “Initial Conversion Price” has the meaning ascribed thereto in paragraph 4.4.6(a)(i).

(j)                                     “Liquidating Dividends” has the meaning ascribed thereto in paragraph 4.4.7(c).

(k)                                  “Liquidation Preference” has the meaning ascribed thereto in paragraph 4.4.4(a).

(l)                                     “Mandatory Conversion Date” means the earliest of (i) the date of consummation of an underwritten public offering of Common Stock sold in a registration effected under the United States Securities Act of 1933, as amended, or (ii) the date specified in a notice delivered to the Corporation and signed by registered holders of a majority of the Preference Stock, such date not to be earlier than the date of delivery of such notice and no later than 10 days thereafter.

(m)                               “Number of Shares of Common Stock Deemed Outstanding” has the meaning ascribed thereto in paragraph 4.4.7(a).

(n)                                 “Options” has the meaning ascribed thereto in subparagraph 4.4.7(b)(1).

(o)                                 “Person” means any individual, company, partnership, limited liability company, trust, estate, governmental authority or other entity.

(p)                                 “Purchase Rights” has the meaning ascribed thereto in paragraph 4.4.7(h).

(q)                                 “Senior Shares” has the meaning ascribed thereto in paragraph 4.4.4(a).

(r)                                    “Subscription Rights and Investor Call Option Agreement” means the Subscription Rights and Investor Call Option Agreement dated as of February 28, 2001 among American Capital Access Holdings Limited, which is the Corporation’s predecessor, the holders of the Senior Convertible Preferred Stock and certain other parties named therein.

4.4.2.

This paragraph has been deliberately left blank.

4.4.3. Dividends

No dividends shall accrue or otherwise be payable on shares of the Preference Stock.

4.4.4.       Liquidation, Dissolution or Winding up

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Preference Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other preferred shares of the Corporation ranking on liquidation senior to the Preference Stock, including shares of Senior Convertible Preferred Stock, Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock (such shares being referred to hereinafter as “Senior Shares”) upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of any other shares of the Corporation (other than shares of any class or series of stock of the Corporation ranking on liquidation on parity with the Preference Stock), an amount equal to $56,891 per share (the “Liquidation Preference”). If, upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for the distribution to its shareholders after payment in full of amounts required to be paid or distributed to holders of Senior Shares shall be insufficient to pay the holders of Preference Stock and any other shares of any class or series of stock of the Corporation ranking on liquidation on parity with the Preference Stock the full amount to which they shall be entitled, the holders of Preference Stock and any other shares of any class or series of stock of the Corporation ranking on liquidation on parity with the Preference Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(b)           The merger, amalgamation or consolidation of the Corporation into or with another company, the merger, amalgamation or consolidation of any other company into or with the Corporation, or the sale, lease, license, transfer, conveyance, mortgage or pledge of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.4.4.

4.4.5. Voting

(a)           Except as provided in paragraph 4.4.5(b) below, holders of Preference Stock shall have no voting rights.

(b)           The Corporation shall not amend the terms, number of shares, powers, designations, preferences, or relative, participating, optional or other special rights

(including, without limitation, voting rights), or qualifications, limitations, or restrictions on the Preference Stock without the affirmative consent of the registered holders of a majority of the Preference Stock voting as a separate class. The Corporation shall not amend, alter or change the powers, preferences, or special rights of the Preference Stock so as to affect adversely the holders of Preference Stock without the affirmative consent of the registered holders of 66 2/3% of the Preference Stock voting as a separate class (it being understood and agreed that upon a consent or vote properly given, any powers, preferences, or special rights of the Preference Stock may be amended, modified or repealed, including with respect to outstanding shares of Preference Stock not consenting thereto or voting in favor thereof).

4.4.6. Conversion

Each share of Preference Stock may, at the election of the holder thereof, be converted at any time, and, as provided in paragraph 4.4.6(d) below, shall be converted, in the manner hereinafter provided, into shares of fully-paid and nonassessable Common Stock, provided, however, that on the liquidation of the Corporation, the right of conversion shall terminate at the close of business on the date fixed for the payment of any amounts distributable on liquidation to the holders of Preference Stock (unless the Corporation defaults upon the payment of amounts due upon such liquidation).

(a)           The applicable conversion price (“Conversion Price”) of the Preference Stock from time to time in effect is subject to adjustment as hereinafter provided.

(i)                                     The Initial Conversion Price shall be $56.891 per share of Common Stock.

(ii)                                  The number of shares of Common Stock issuable upon conversion of a share of Preference Stock shall equal the quotient obtained by dividing (A) the Liquidation Preference by (B) the Conversion Price then in effect.

(b)           Whenever the Conversion Price shall be adjusted as provided in Section 4.4.7 below, the Corporation shall forthwith file at each office designated for the conversion of Preference Stock, a statement, signed by the Chairman, the Deputy Chairman or the Secretary of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each registered holder of Preference Stock at his address appearing on the share register. If such notice relates to an adjustment resulting from an event referred to in paragraph 4.4.7 (g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 4.4,7(g) hereof.

(c)           In order to exercise the conversion privilege, and in all cases after the Mandatory Conversion Date, the registered holder of any Preference Stock to be converted shall give written notice to the Corporation at its principal office that the holder elects to convert the shares of Preference Stock held by such holder, or any number thereof; provided that the number of shares of Preference Stock to be so converted after the Mandatory Conversion Date shall be all such shares held by such holder. Such notice, other than in the case of conversion effected after the Mandatory Conversion Date, shall also state the name or names (with address) in which the shares of Common Stock which shall be issuable on such conversion shall be issued, subject (including in the case of conversions effected after the Mandatory Conversion Date) to all restrictions on transfer relating to the Preference Stock or Common Stock upon conversion thereof. The date of receipt of such notice of conversion by the Corporation shall be the conversion date; provided that the conversion date shall be the Mandatory Conversion Date in respect of all conversions effected after the Mandatory Conversion Date. As soon as practicable after receipt of such notice, the Corporation shall cause to be issued at such once to such holder, or on his or its written order, the number of shares of Common Stock issuable on such conversion in accordance with the provisions hereof.

(d)           Promptly after the Mandatory Conversion Date, the Corporation shall give notice to each registered holder of Preference Stock that the Mandatory Conversion Date has occurred, specifying the Conversion Price then in effect and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, all the Preference Stock owned by such holder. After the Mandatory Conversion Date, each registered holder of Preference Stock shall surrender such shares to the Corporation, as provided in paragraph 4.4.6(c). From and after the Mandatory Conversion Date, unless there shall have been a default in the issuance of Common Stock to be issued upon conversion, as provided in this Section 4.4.6, all rights of the holders of the Preference Stock as holders of Preference Stock of the Corporation (except the right to receive the Common Stock upon surrender of their Preference Stock) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(e)           The Corporation shall at all times when the Preference Stock shall be outstanding reserve and keep available out of its authorized but unissued shares, for the purposes of effecting the conversion of the Preference Stock, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preference Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Common Stock issuable upon conversion of the Preference Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable Common Stock at such adjusted Conversion Price.

(f)            All Preference Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate. All Preference Stock so converted shall be retired and canceled and shall not be reissued as shares of Preference Stock and shall upon their cancellation become authorized and unissued shares of Preferred Stock without designation as to series, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preference Stock accordingly.

4.4.7. Anti-Dilution Provisions

(a)           In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph 4.4.7. For purposes of this Section 4.4.7, the term “Number of Shares of Common Stock Deemed Outstanding” at any given time shall mean the sum of (A) the number of shares of Common Stock outstanding at such time, (B) the number of shares of Common Stock issuable assuming conversion at such time of the Preference Stock, (C) the number of shares of Common Stock issuable assuming conversion at such time of the Senior Convertible Preferred Stock and (D) the number of shares of Common Stock deemed to be outstanding under subparagraphs 4.4.7(b)(1) to (10), inclusive, at such time.

(b)           Except as provided in paragraph 4.4.7(b), if and whenever the Corporation shall issue or sell, or shall in accordance with subparagraphs 4.47(b)(1) to (10), inclusive, be deemed to have granted, issued or sold, any of its Common Stock for a consideration per share less than the greater of the Conversion Price in effect or the Fair Market Value per share of such Common Stock, as determined in accordance with subparagraph 4.4.7(b)(10), in each case immediately prior to the time of such grant, issue or sale, then forthwith upon such grant, issue or sale (the “Triggering Transaction”), the Conversion Price shall, subject to subparagraphs (1) to (10) of this paragraph 4.4.7(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing:

(i)                                     an amount equal to the sum of (x) the product derived by multiplying the Number of Shares of Common Stock Deemed Outstanding immediately prior to such Triggering Transaction by the lesser of the Conversion Price then in effect or the Fair Market Value per share of Common Stock, immediately prior to the Triggering Transaction, plus (y) the consideration, if any, received by the Corporation upon consummation of such Triggering Transaction, by

(ii)                                  an amount equal to the sum of (x) the Number of Shares of Common Stock Deemed Outstanding immediately prior to such Triggering Transaction, plus (y) the number of shares of Common Stock granted, issued or sold (or deemed to be granted, issued or sold in accordance with subparagraphs 4.4.7(b)(1) to (10) hereof) in connection with such Triggering Transaction;

For purposes of determining the adjusted Conversion Price under this paragraph 4.4.7(b), the following paragraphs (1) to (10), inclusive, shall be applicable:

(1)           In case the Corporation at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (A) Common Stock or (B) any shares or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the shares of Common Stock are issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the greater of the Conversion Price in effect or the Fair Market Value per share of Common Stock, in each case immediately prior to the granting of such Option; then the total maximum amount of Common Stock assumable upon the exercise of such Options or in the case of Options which relate to Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

(2)           In case the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert hereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be leas than the greater of the Conversion Price or the Fair Market Value per share of Common Stock, in each case immediately prior to such issuance or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

(3)           If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 4.4.7(b) or 4.4.7(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(4)           On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(5)           In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration (but shall otherwise be deemed issued for the specific consideration allocated thereto).

(6)           In case any Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor less any underwriting discounts, selling commissions and other expenses paid or incurred in respect of such issuance or sale, shall be deemed to be the amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case any Common Stock, Options or Convertible Securities shall be issued in connection with any merger or amalgamation in which the Corporation is the surviving company, the amount of consideration therefor shall be deemed to be the value attributable to such shares in such merger or amalgamation, provided that, to the extent such value is not readily ascertainable, such value shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation.

(7)           The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation’s subsidiaries, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock by the Corporation for the purpose of this paragraph 4.4.7(b).

(8)           In case the Corporation shall declare a dividend or make any other distribution upon the shares of the Corporation payable in Common Stock, Options, or Convertible Securities (other than a dividend or distribution payable in Common Stock covered by subparagraph 4.4.7(c) or 4.4.7(d)), then in such case any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed (for purposes of this Section 4.4 only) to have been issued or sold without consideration. Notwithstanding anything to the contrary in Section 4.4.7, no additional adjustment shall be made pursuant to paragraph 4.4.7(b) following any adjustment resulting from the occurrence of any of the events described in paragraph 4.4.7(c), 4.4.7(d) or 4.4.7(h).

(9)           For purposes of this paragraph 4.4.7(b), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

(10)         Fair Market Value per share of Common Stock shall equal the fair market value per share of Common Stock, as determined in good faith by the Board of Directors.

(c)           In the event the Corporation shall declare a dividend or make a distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries but without increasing the same as a result of any write-up of assets related to such dividend or any gain from the sale of any capital assets related to such dividend (herein referred to as “Liquidating Dividends”), then, the Corporation shall pay to the holders of the Preference Stock (in respect of each share of Preference Stock), at the time such dividend is paid to holders of the Common Stock and in addition to any other dividend required to be paid to the holders of the Preference Stock, an amount equal to the product of the aggregate value at such time of all Liquidating Dividends paid in respect of one share of Common Stock and the number of shares of Common Stock than issuable upon conversion of the Preferred Stock held of record by such holder. For the purposes of this paragraph 4.4.7(c), a dividend shall be considered payable out of earnings or earned surplus only if paid in cash and to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation.

(d)           In case the Corporation shall at any time subdivide its outstanding Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Stock of the Corporation shall be combined or consolidated into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e)           If any capital reorganization or reclassification of the capital shares of the Corporation, or consolidation, amalgamation or merger of the Corporation with another company, or the sale of all or substantially all of its assets to another company (other than pursuant to a liquidation subject to Section 4.4.4 hereof) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities, cash or other property with respect to or in exchange for Common Stock, then the Corporation shall not effect such unless, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Preference Stock shall have the right to receive with respect to or in exchange for their Preference Stock such shares, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, amalgamation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Preference Stock at the Conversion Price then in effect. The Corporation will not effect any such consolidation, amalgamation, merger or sale, unless prior to the consummation thereof the successor company (if other than the Corporation) resulting from such consolidation, amalgamation or merger or the company purchasing such assets shall assume by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the outstanding Preference Stock) mailed or delivered to the holders of the Preference Stock at the last address of each such holder appearing on the share register of the Corporation, the obligation to deliver to each such holder such shares, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

(f)            The provisions of this Section 4.4.7 shall not apply to any shares of any class issued or issuable (1) on conversion or exchange of the Preference Stock or the Senior Convertible Preferred Stock or (2) pursuant to the Subscription Right and Investor Call Option Agreement dated as of February 28, 2001 among the Corporation, the holders of the Senior Convertible Preferred Stock and certain outer parties named therein.

(g)           In the event that:

(1)                                  the Corporation shall declare any cash dividend upon its Common Stock, or

(2)                                  the Corporation shall declare any dividend upon its Common Stock payable in shares or make any special dividend or other distribution to the holders of its Common Stock, or

(3)                                  the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of any class or other rights, or

(4)                                  there shall be any capital reorganization or reclassification of the shares of the Corporation, including any subdivision or combination or consolidation of its outstanding Common Stock, or consolidation or merger or amalgamation of the Corporation with, or sale of all or substantially all of its assets to, another Person, or

(5)                                  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the Preference Stock:

(i)                                     at least ten (10) days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding up; and

(ii)                                  in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution,

liquidation or winding up, at least twenty (20) days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Preference Stock at the address of each such holder as shown on the books of the Corporation.

(h)           If at any time or from time to time the Corporation shall grant, issue or sell any Common Stock, Options, Convertible Securities, rights to purchase property or evidences of indebtedness (the “Purchase Rights”) pro  rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 4.4.7(b) hereof, then each holder of record of Preference Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 4.4.7(g)) and upon the terms applicable to such Purchase Rights either:

(i)                                     the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Preference Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Preference Stock as soon as possible after such exercise and it shall not be necessary for the exercising holders of the Preference Stock specifically to request delivery of such rights; or

(ii)                                  in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

(i)            If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this Section 4.4.7 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Preference Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 4.4.7 except in the case of a combination of shares of a type contemplated in paragraph 4.4.7(d) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 4.4.7(d).

4.4.8. Cancellation of Shares

Any Preference Stock redeemed, exchanged or converted hereunder shall be retired and canceled, shall not be reissued as shares of Preference Stock, and shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of authorized shares of Preference Stock accordingly; provided, however, that such number may not be reduced below the number of then outstanding shares of Preference Stock.

4.5. Senior Convertible Preferred Stock

A series of Preferred Stock is hereby distinctly designated as “Senior Convertible Preferred Stock”, par value $0.10 per share (hereinafter referred to as “Senior Convertible Preferred Stock”), and the number of shares constituting such series initially shall be 220.

4.5.1. Rank

The Senior Convertible Preferred Stock shall rank senior to the Corporation’s Convertible Preference Stock, par value $0.10 per share, with respect to rights upon liquidation, dissolution or winding up.

4.5.2. Definitions

The following terms used in this Section 4.5 are defined as follows:

(a)                                  “ACA Financial Guaranty” means ACA Financial Guaranty Corporation, a Maryland corporation and the indirect subsidiary of the Corporation.

(b)                                 “Base Liquidation Amount” has the meaning ascribed thereto in paragraph 4.5.4(a).

(c)                                  “Chestnut Hill” means Chestnut Hill ACA. L.L.C. and any affiliate (as defined under the United States Securities Act of 1933, as amended) thereof.

(d)                                 “Common Stock” means the common stock, par value $0.10 per share of the Corporation.

(e)                                  “Conversion Price” has the meaning ascribed thereto in paragraph 4.5.6(a).

(f)                                    “Convertible Securities” has the meaning ascribed thereto in subparagraph 4.5.7(b)(1).

(g)                                 “Fair Market Value per Share” has the meaning ascribed thereto in subparagraph 4.5.7(b)(10).

(h)                                 “Indebtedness” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any assets, and shall also include, to the extent not otherwise included,

(i)                                     any capitalized lease obligations of such Person:

(ii)                                  obligations secured by a lien to which the assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby have been assumed;

(iii)                               guarantees of (or obligations with respect to letters of credit supporting) obligations of other Persons which would be included within this definition as Indebtedness for such other

Persons (whether or not such items would appear upon the balance sheet of the guarantor);

(iv)                              all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(v)                                 hedging obligations of any such Person applicable to any of the foregoing;

provided, that Indebtedness shall not include

(x)                                   any liability for U.S. federal, state, local or other taxes,

(y)                                 any accounts payable, trade payables and other accrued liabilities arising in the ordinary course of business, and

(z)                                   obligations arising under insurance polices written by subsidiaries of the Corporation in the ordinary course of business,

(j)                                     “Investor Call Option” means the rights of Chestnut Hill and/or IP to purchase Senior Convertible Preferred Stock from the holders thereof pursuant to the Subscription Rights and Investor Call Option Agreement.

(k)                                  “Investor Option Shares” has the meaning ascribed thereto in subparagraph 4.5.6(g)(i).

(l)                                     “IP” means, collectively, Insurance Partners, L.P., together with any affiliate (as defined under the United States Securities Act of 1988, as amended) thereof, any limited partner thereof and any other permitted assignee (in accordance with the terms of the Subscription Rights and Investor Call Option Agreement) thereof, and Insurance Partners Offshore (Bermuda), L.P., together with any affiliate (as defined under the United States Securities Act of 1938, as amended) thereof any limited partner thereof and any other permitted assignee (in accordance. with the terms of the Subscription Rights and Investor Call Option Agreement) thereof.

(m)                               “Liquidation Accretion Amount” has the meaning ascribed thereto in paragraph 4.5.4(a).

(n)                                 “Liquidating Dividends” has the meaning ascribed thereto in paragraph 4.5.7(c).

(o)                                 “Mandatory Conversion Date” means the earliest of (i) the date of consummation of an underwritten public offering of Common Stock sold in a registration effected under the United States Securities Act of 1933, as amended, or (ii) the date specified in a notice delivered to the Corporation and signed by holders of record of a majority of the Senior Convertible Preferred Stock, such date not to be earlier than the date of delivery of such notice and no later than 10 days thereafter.

(p)                                 “Number of Shares of Common Stock Deemed Outstanding” has the meaning ascribed thereto in paragraph 4.5.7(a).

(q)                                 “Options” has the meaning ascribed thereto in subparagraph 4.5.7(b)(1).

(r)                                    “Person” means any individual, company, partnership, limited liability company, trust, estate, governmental authority or other entity.

(s)                                  “Preference Stock” means the Convertible Preference Stock as described in Section 4.4.

(t)                                    “Purchase Rights” has the meaning ascribed thereto. in paragraph 4.5.7(b).

(u)                                 “Redemption Date” has the meaning ascribed thereto in paragraph 4.5.8(b).

(v)                                 “Redemption Notice” has the meaning ascribed thereto in paragraph 4.5.8(b).

(w)                               “Redemption Price” has the meaning ascribed thereto in paragraph 4.5.8(a).

(x)                                   “Senior Liquidation Preference Amount” has the meaning ascribed thereto in paragraph 4.5.4(a).

(y)                                 “Senior Shares” has the meaning ascribed thereto in paragraph 4.5.4(a).

(z)                                   “Subscription Rights and Investor Call Option Agreement” has the meaning ascribed thereto in Section 4.4.1.

4.5.3.       Dividends

No dividends shall accrue or otherwise be payable on the Senior Convertible Preferred Stock.

4.5.4. Liquidation; Dissolution or Winding up

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Senior Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other shares of preferred stock of the Corporation ranking on liquidation senior to the Senior Convertible Preferred Stock (such senior shares being referred to hereinafter as “Senior Shares”) upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of any other shares of the Corporation (other than shares of any class or series of stock of the Corporation ranking on liquidation on parity with the Senior Convertible Preferred Stock), including, without limitation, the Common Stock and the Preference Stock, an amount equal to $56.891 per share (the “Base Liquidation Amount”), plus an amount equal to 5.0% per annum on the Base Liquidation Amount, compounded annually and prorated for any partial year, calculated from February 28, 2001 until the date of such liquidation, dissolution or winding up (the “Liquidation Accretion Amount,” and together with the Base Liquidation Amount, the “Senior Liquidation Preference Amount”); provided, however, that upon the issuance by the Corporation, at any time after the issuance of the Corporation’s Series A Senior Convertible Preferred Stock, of securities (other than to investors who are shareholders of the Corporation on the date of the issuance of the Series A Senior Convertible Preferred Stock) for gross proceeds to the Corporation of not less than $100,000,000, then the Base Liquidation Amount shall cease accreting at 5% as of date of the issuance of such securities. If, upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for the distribution to its shareholders after payment in full of amounts required to be paid or distributed to holders of Senior Shares shall be insufficient to pay the holders of Senior Convertible Preferred Stock and any other shares of any class or series of stock of the Corporation ranking on liquidation on parity with the Senior Convertible Preferred Stock the full amount to which they shall be entitled, the holders of Senior Convertible Preferred Stock and any other shares of any class or series of stock of the Corporation ranking on liquidation on parity with the Senior

Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(b)           The merger, amalgamation or consolidation of the Corporation into or with another company, the merger, amalgamation or consolidation of any other company into or with the Corporation, or the sale, lease, license, transfer, conveyance, mortgage or pledge of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.5.4.

4.5.5. Voting

(a)           Except as provided in paragraph 4.5.5(b) below, holders of Senior Convertible Preferred Stock shall have no voting rights.

(b)           The Corporation shall not amend the terms, number of shares, powers, designations, preferences, or relative, participating, optional or other special rights (including, without limitations, voting rights), or qualifications, limitations, or restrictions on the Senior Convertible Preferred Stock without the affirmative consent of the registered holders of a majority of the Senior Convertible Preferred Stock voting as a separate class. The Corporation shall not amend, alter or change the powers, preferences, or special rights of the Senior Convertible Preferred Stock so as to affect the holders of Senior Convertible Preferred Stock adversely without the affirmative consent of the holders of record of 66 2/3% of the Senior Convertible Preferred Stock voting as a separate class (it being understood and agreed that upon a consent or vote properly given, any powers, preferences, or special rights of the Senior Convertible Preferred Stock may be amended, modified or repealed, including with respect to outstanding shares of Senior Convertible Preferred stock not consenting thereto or voting in favor thereof).

4.5.6. Conversion

Subject to paragraph 4.5.6(g) and 4.5.6(b) below, each share of Senior Convertible Preferred Stock may, at the option of the holders thereof be converted at any time, and, as provided in paragraph 4.5.6(d) below, shall be converted, in the manner hereinafter provided, into shares of fully-paid and nonassessable Common Stock, par value $0.10 per share, provided, however, that on the liquidation of the Corporation, the right of conversion shall terminate at the close of business on the date fixed for the payment of any amounts distributable on liquidation to the holders of Senior Convertible Preferred Stock (unless the Corporation defaults upon the payment of amounts due upon such liquidation).

(a)           The applicable conversion price (“Conversion Price”) of the Senior Convertible Preferred Stock from time to time in effect is subject to adjustment as hereinafter provided.

(i)                                     The initial Conversion Price shall be $56.891 per share of Common Stock.

(ii)                                  The number of shares of Common Stock issuable upon conversion of a share of Senior Convertible Preferred Stock shall equal the quotient obtained by dividing (A) the Senior Liquidation Preference Amount by (B) the Conversion Price then in effect.

(b)           Whenever the Conversion Price shall be adjusted as provided in Section 4.5.7 hereof, the Corporation shall forthwith file at each office designated for the conversion of Senior Convertible Preferred Stock, a statement, signed by the Chairman of the Board, the Deputy Chairman or the Secretary of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each registered holder of Senior Convertible Preferred Stock at his address appearing on the share register. If such notice relates to an adjustment resulting from an event referred to in paragraph 4.5.7(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 4.5.7(g) hereof.

(c)           In order to exercise the conversion privilege, and in all cases after the Mandatory Conversion Date, the registered holder of any Senior Convertible Preferred Stock to be converted shall give written notice to the Corporation at its principal office that the holder elects to convert the shares of Senior Convertible Preferred Stock held by such holder, or any number thereof, provided that the number of shares of Senior Convertible Preferred Stock to be so converted after the Mandatory Conversion Date shall be all such shares held by such holder. Such notice, other than in the case of conversion effected after the Mandatory Conversion Date, shall also state the name or names (with address) in which the shares of Common Stock which shall be issuable on such conversion shall be issued, subject (including in the case of conversions effected after the Mandatory Conversion Date) to all restrictions on transfer relating to the Senior Convertible Preferred Stock or Common Stock upon conversion thereof. The date of receipt of such notice of conversion by the Corporation shall be the conversion date; provided that the conversion date shall be the Mandatory Conversion Date in respect of all conversions effected after the Mandatory Conversion Date. As soon as practicable after receipt of such notice, the Corporation shall cause to be issued at such office to such holder, or on his or its written order, the number of shares of Common Stock assumable on such conversion in accordance with the provisions hereof.

(d)           Promptly after the Mandatory Conversion Date, the Corporation shall give notice to each registered holder of Senior Convertible Preferred Stock that the Mandatory Conversion Date has occurred, specifying the Conversion Price then in effect and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, all the Senior Convertible Preferred Stock owned by such holder. After the Mandatory Conversion Date, each registered holder of Senior Convertible Preferred Stock shall surrender such shares to the Corporation, as provided in paragraph 4.5.6(c). From and after the Mandatory Conversion Date, unless there shall have been a default in the issuance of Common Stock to be issued upon conversion, as provided in this Section 4.5.6, all rights of the holders of the Senior Convertible Preferred Stock as holders of Senior Convertible Preferred Stock of the Corporation (except the right to receive the Common Stock upon surrender of their Senior Convertible Preferred Stock) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(e)           The Corporation shall at all times when the Senior Convertible Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued shares, for the purposes of effecting the conversion of the Senior Convertible Preferred Stock, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Senior Convertible Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Common Stock issuable upon conversion of the Senior Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable Common Stock at such adjusted Conversion Price.

(f)            All Senior Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate. All Senior Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued as shares of Senior Convertible Preferred Stock, and shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Senior Convertible Preferred Stock accordingly.

(g)           In the event that Chestnut Hill and/or IP exercises the Investor Call option,

(i)                                     Upon payment in full for the Senior Convertible Preferred Stock purchased thereunder (the “Investor Option Shares”), the Investor Option Shares so purchased shall be converted automatically into the same number of fully-paid and nonassessable shares of Preference Stock without any further action by the Corporation; and

(ii)                                  To the extent that a person continues to hold Senior Convertible Preferred Stock immediately following exercise of the Investor Call Option, that number of shares of Senior Convertible Preferred Stock held by such person that is equal to the lesser of (A) the number of shares of Senior Convertible Preferred Stock then held by such person and (B) the number of Investor Option Shares. sold by such person, shall be converted automatically into shares of fully-paid and nonassessable Preference Stock, without any further action by the Corporation, and the number of shares of Preference Stock assumable upon such conversion of a share of Senior Convertible Preferred Stock shall equal the quotient obtained by dividing (X) the sum of $56,891 plus the Liquidation Accretion Amount by (Y) $56.891,

(h)           In the event that the Corporation gives notice of redemption under paragraph 4.5.8 hereof, from the date of receipt of the Redemption Notice to the Redemption Date, the holders of Senior Convertible Preferred Stock may convert all, or any portion of such shares into fully-paid and nonassessable shares of Preference Stock by following the provisions described in paragraph 4.5.6(c) above, and the number of shares of Preference Stock assumable upon such conversion of a share of Senior Convertible Preferred Stock shall equal the quotient obtained by dividing (A) the sum of $56,891 plus the Liquidation Accretion Amount by (B) $56.891.

4.5.7. Anti-Dilution Provisions

(a)           In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph 4.5.7. For purposes of this Section 4.5.7, the term “Number of

Shares of Common Stock Deemed Outstanding” at any given time shall mean the sum of (A) the number of shares of Common Stock outstanding at such time, (B) the number of shares of Common Stock issuable assuming conversion at such time of the Senior Convertible Preferred Stock, (C) the number of shares of Common Stock issuable assuming conversion at such time of the Preference Stock and (D) the number of shares of Common Stock deemed to be outstanding under subparagraphs 4.5.7 (b)(1) to (10), inclusive, at such time.

(b)           Except as provided in paragraph 4.5.7 (h), if and whenever the Corporation shall issue or sell, or shall in accordance with subparagraphs 4.5.7(b)(1) to (10), inclusive, be deemed to have granted, issued or sold, any Common Stock for a consideration per share less than the greater of the Conversion Price in effect or the Fair Market Value per share of such Common Stock, as determined in accordance with subparagraph 4.5.7(b)(10), in each case immediately prior to the time of such grant, issue or sale, then forthwith upon such grant, issue or sale (the “Triggering Transaction”), the Conversion Price shall, subject to subparagraphs (1) to (10) of this paragraph 4.5.7(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing

(i)                                     an amount equal to the sum of (x) the product derived by multiplying the Number of Shares of Common Stock Deemed Outstanding immediately prior to such Triggering Transaction by the lesser of the Conversion Price then in effect or the Fair Market Value per share of Common Stock, immediately prior to the Triggering Transaction, plus (y) the consideration, if any, received by the Corporation upon consummation of such Triggering Transaction, by

(ii)                                  an amount equal to the sum of (x) the Number of Shares of Common Stock Deemed Outstanding immediately prior to such Triggering Transaction, plus (y) the number of shares of Common Stock granted, issued or sold (or deemed to be granted, issued or sold in accordance with subparagraphs 4.5.7(b)(1) to (10) hereof) in connection with such Triggering Transaction;

For purposes of determining the adjusted Conversion Price under this paragraph 4.5.7(b), the following paragraphs (1) to (10), inclusive, shall be applicable:

(1)           In case the Corporation at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (A) Common Stock or (B) any shares or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the shares of Common Stock are issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the greater of the Conversion Price in effect or the Fair Market Value per share of Common Stock, in each case immediately prior to the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options which relate to Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (8) below.

(2)           In case the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be less than the greater of the Conversion Price or the Fair Market Value per share of Common

Stock, in each case immediately prior to such issuance or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (8) below.

(3)           If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 4.5.7(b) or 4.5.7(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(4)           On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(5)           In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration (but shall otherwise be deemed issued for the specific consideration allocated thereto).

(6)           In case any Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash,

the consideration received therefore less any underwriting discounts, selling commissions and other expenses paid or incurred in respect of such issuance or sale, shall be deemed to be the amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case any Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving company, the amount of consideration therefor shall be deemed to be the value attributable to such shares in such merger, provided that, to the extent such value is not readily ascertainable, such value shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation.

(7)           The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation’s subsidiaries, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock by the Corporation for the purpose of this paragraph 4.5.7(b).

(8)           In case the Corporation shall declare a dividend or make any other distribution upon the shares of the Corporation payable in Common Stock, Options, or Convertible Securities (other than a dividend or distribution payable in Common Stock covered by subparagraph 4.5.7(c) or 4.5.7(d)), then in such case any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed (for purposes of this Section 4.5 only) to have been issued or sold without consideration. Notwithstanding anything to the contrary in Section 4.5.7, no additional adjustment shall be made pursuant to paragraph 4.5.7(b) following any adjustment resulting from the occurrence of any of the events described in paragraph 4.5.7(c), 4.5.7(d) or 4.5.7(b).

(9)           For purposes of this paragraph 4.5.7(b), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

(10)    Fair Market Value per share of Common Stock shall equal the fair market value per share of Common Stock as determined in good faith by the Board of Directors.

(c)           In the event the Corporation shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries but without increasing the same as a result of any write-up of assets related to such dividend or any gain from the sale of any capital assets related to such dividend (herein referred to as “Liquidating Dividends”), then, the Corporation shall pay to the holders of the Senior Convertible Preferred Stock (in respect of each share of Senior Convertible Preferred Stock), at the time such dividend is paid to holders of the Common Stock and in addition to any other dividend required to be paid to the holders of the Senior Convertible Preferred Stock, an amount equal to the product of the aggregate value at such time of all Liquidating Dividends paid in respect of one share of Common Stock and the number of shares of Common Stock than issuable upon conversion of the Preferred Stock held of record by such holder. For the purposes of this paragraph 4.5.7(c), a dividend shall be considered payable out of earnings or earned surplus only if paid in cash and to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation.

(d)           In case the Corporation shall at any time subdivide its outstanding Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Stock of the Corporation shall be combined or consolidated into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e)           If any capital reorganization or reclassification of, the shares of the Corporation, or consolidation or merger or amalgamation of the Corporation with another company, or the sale of all or substantially all of its assets to another company (other than pursuant to a liquidation subject to Section 4.5.4 hereof shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities, cash or other property with respect to or in exchange for Common Stock, then the Corporation shall not effect such unless, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of Senior Convertible Preferred Stock shall have the right to receive with respect to or in exchange for their Senior Convertible Preferred Stock such shares, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger, amalgamation or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Senior Convertible Preferred Stock at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor company (if other than the Corporation) resulting from such consolidation, merger or amalgamation or the company purchasing such assets shall assume by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the outstanding Senior Convertible Preferred Stock) mailed or delivered to the holders of the Senior Convertible Preferred Stock at the last address of each such holder appearing on the share register of the Corporation, the obligation to deliver to each such holder such shares, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

(f)            The provisions of this Section 4.5.7 shall not apply to any shares of any class issued or issuable (1) on conversion or exchange of the Senior Convertible Preferred Stock or the Preference Stock or (2) upon exercise of any rights under the Subscription Rights and Investor Call Option Agreement.

(g)           In the event that:

(1)                                  the Corporation shall declare any cash dividend upon its Common Stock, or

(2)                                  the Corporation shall declare any dividend upon its Common Stock payable in shares or make any special dividend or other distribution to the holders of its Common Stock, or

(3)                                  the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of any class or other rights, or

(4)                                  there shall be any capital reorganization or reclassification of the shares of the Corporation, including any subdivision or combination or consolidation of its Common Stock, or consolidation, merger or amalgamation of the Corporation with, or sale of all or substantially all of its assets to, another Person, or

(5)                                  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the Senior Convertible Preferred Stock:

(i)                                     at least ten (10) days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, safe, dissolution, liquidation or winding up; and

(ii)                                  in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Senior Convertible Preferred Stock at the address of each such holder as shown on the books of the Corporation.

(h)           If at any time or from time to time the Corporation shall grant, issue or sell any Common Stock, Options, Convertible Securities, rights to purchase property or evidences of indebtedness (the “Purchase Rights”) pro  rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 4.5.7(b) hereof, then each holder of record of Senior Convertible Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 4.5.7(g)) and upon the terms applicable to such Purchase Rights either:

(i)                                     the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Senior Convertible Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Senior Convertible Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holders of the Senior Convertible Preferred Stock specifically to request delivery of such rights; or

(ii)                                  in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

(i)            If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this Section 4.5.7 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Senior Convertible Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 4.5.7 except in the case of a combination of shares of a type contemplated in paragraph 4.5.7(d) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 4.5.7(d).

4.5.8. Redemption.

(a)           At any time the Corporation may, at its option, redeem (to the extent that such redemption shall not violate any applicable provisions of the General Corporation Law) all, but not less than all, of the shares of Senior Convertible Preferred Stock then outstanding, at a per share price equal to the Senior Liquidation Preference Amount (the “Redemption Price”).

(b)           At least thirty (30) days prior to the date on which the Corporation desires to exercise the redemption right set forth in paragraph 4.5.8(a) above (the “Redemption Date”), written notice shall be mailed, postage prepaid, to each registered holder of the Senior Convertible Preferred Stock, at the address last shown on the records of the Corporation therefor, noticing such holder of the number of shares of Senior Convertible Preferred Stock then outstanding and held by such holder, and specifying the aggregate Redemption Price to be paid to such holder and the Redemption Date (the ‘Redemption Notice”).

(c)           No later than five (5) days prior to the Redemption Date, each holder of Senior Convertible Preferred Stock shall provide the Corporation with written instructions for the payment by wire transfer of the Redemption Price.

(d)           On the Redemption Date, each holder of Senior Convertible Preferred Stock shall provide to the Corporation written acknowledgement, in the manner and at the place designated in the Redemption Notice and in a form reasonably acceptable to the Corporation, of the redemption of the Senior Convertible Preferred Stock so being redeemed and of payment by the Corporation of the Redemption Price therefor, and the Corporation shall pay to such holder the aggregate Redemption Price for the Senior Convertible Preferred Stock being redeemed.

(e)           From and after that Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Senior Convertible Preferred Stock designated for redemption in the Redemption Notice as holders of Senior Convertible Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon presentation to the Corporation of written acknowledgment described in paragraph 4.5.8(d) above) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(f)            Except as provided in paragraph 4.5.8(a) hereof, the Corporation shall have no right or obligation to redeem the Senior Convertible Preferred Stock. Any Senior Convertible Preferred Stock so redeemed shall be permanently retired and canceled, shall no longer be deemed outstanding and shall not under any circumstances be reissued.

4.5.9. Cancellation

Any Senior Convertible Preferred Stock redeemed, exchanged or converted hereunder shall be retired and canceled, and shall not be reissued as shares of Senior Convertible Preferred Stock, and shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of authorized Senior Convertible Preferred Stock accordingly; provided, however, that such number may not be reduced below the number of then outstanding shares of Senior Convertible Preferred Stock.

4.6. Series A Senior Convertible Preferred Stock

A series of Preferred Stock is hereby distinctly designated as “Series A Senior Convertible Preferred Stock”, par value $0.10 per share (hereinafter referred to as “Series A Senior Convertible Preferred Stock”), and the number of shares constituting such series initially shall be 318,945.

4.6.1. Rank

(a)           The Series A Senior Convertible Preferred Stock shall rank senior to the Corporation’s Convertible Preference Stock, par value $0.10 per share, and senior to the Corporation’s Senior Convertible Preferred Stock, par value $0.10 per share, with respect to rights upon liquidation, dissolution or winding up.

4.6.2. Definitions

The following terms used in this Section 4.6 are defined as follows:

(a)                                  “Base Liquidation Amount” has the meaning ascribed thereto it paragraph 4.6.4(a).

(b)                                 “Capital Trigger Event” means the publication of a downgrade of the of financial strength rating of ACA Financial Guaranty Corporation below “A” by Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, at any time after the Original Issuance Date.

(c)                                  “Common Stock” means the common stock, par value $0.10 per share of the Corporation.

(d)                                 “Conversion Price” has the meaning ascribed thereto in paragraph 4.6.6(a).

(e)                                  “Convertible Securities” has the meaning ascribed thereto in subparagraph 4.6.7(b)(1).

(f)                                    “Fair Market Value per Share” has the meaning ascribed thereto in subparagraph 4.6.7(b)(10).

(g)                                 “Indebtedness” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any assets, and shall also include, to the extent not otherwise included,

(i)                                     any capitalized lease obligations of such Person;

(ii)                                  obligations secured by a lien to which the assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby have been assumed;

(iii)                               guarantees of (or obligations with respect to letters of credit supporting) obligations of other Persons which would be included within this definition as Indebtedness for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

(iv)                              all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(v)                                 hedging obligations of any such Person applicable to any of the foregoing; provided, that Indebtedness shall not include

(x)                                   any liability for U.S. federal, state, local or other taxes,

(y)                                 any accounts payable, trade payables and other accrued liabilities arising in the ordinary course of business, and

(z)                                   obligations arising under insurance policies written by subsidiaries of the Corporation in the ordinary course of business.

(h)                                 “Issuance Date” means, with respect to any share of Series A Senior Convertible Preferred Stock, the date such share of Series A Senior

Convertible Preferred Stock was originally issued by the predecessor of the Corporation prior to domestication as a Delaware corporation.

(i)                                     “Liquidation Accretion Amount” has the meaning ascribed thereto in paragraph 4.6.4(a).

(j)                                     “Mandatory Conversion Date” means the earliest of (i) the date of consummation of an underwritten public offering of Common Stock sold in a registration affected under the United States Securities Act of 1933, as amended, or (ii) the date specified in a notice delivered to the Corporation and signed by holders of record of 66 2/3% of the Series A Senior Convertible Preferred Stock, such date not to be earlier than the date of delivery of such notice and no later than 10 days thereafter.

(k)                                  “Number of Shares of Common Stock Deemed Outstanding” has the meaning ascribed thereto in paragraph 4.6.7(a).

(l)                                     “Options” has the meaning ascribed thereto in subparagraph 4.6.7(b)(1).

(m)                               “Original Issuance Date” means the first date shares of Series A Senior Convertible Preferred Stock were originally issued by the predecessor of the Corporation prior to domestication as a Delaware corporation.

(n)                                 “Person” means any individual, Corporation, partnership, limited liability Corporation, trust, estate, governmental authority or other entity.

(o)                                 “Preference Stock” means the Convertible Preference Stock as described in Section 4.4.

(p)                                 “Private Placement” means the issuance by the Corporation, after the Original Issuance Date, of securities (other than additional Series A Senior Convertible Preferred Stock) to investors for gross proceeds of not less than $100,000,000.

(q)                                 “Purchase Rights” has the meaning ascribed thereto in paragraph 4.6.7(g).

(r)                                    “Redemption Date” has the meaning ascribed thereto in paragraph 4.6.8(b).

(s)                                  “Redemption Notice” has the meaning ascribed thereto in paragraph 4.6.8(b).

(t)                                    “Redemption Price” has the meaning ascribed thereto in paragraph 4.6.8(a).

(u)                                 “Senior Convertible Stock” mean the Senior Convertible Preferred Stock as described in Section 4.5.

(v)                                 “Senior Shares” has the meaning ascribed thereto in paragraph 4.6.4(a).

(w)                               “Series A Liquidation Preference Amount” has the meaning ascribed thereto in paragraph 4.6.4(a).

4.6.3. Dividends

The Holders of Series A Senior Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate and at the same time as dividends are paid with respect to the Common Stock (treating each share of Series A Senior Convertible Preferred Stock as being equal to the number of whole shares of Common Stock into which each share of Series A Senior Convertible Preferred Stock is then convertible).

4.6.4. Liquidation, Dissolution or Winding up

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Senior Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other shares of preferred stock of the Corporation ranking on liquidation senior to the Series A Senior Convertible Preferred Stock (such senior shares being referred to hereinafter as “Senior Shares”) upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of any other shares of the Corporation (other than shares of any class or series of stock of the Corporation ranking on liquidation on parity with the Series A Senior Convertible Preferred Stock), including, without limitation, the Common Stock, the Preference Stock and the Senior Convertible Stock, an amount per share equal to the greater of (i) the amount to which the holders would otherwise be entitled to receive per share had the Series A Senior Convertible Preferred Stock been converted into Common Stock in accordance with Section 4.6.6 immediately prior to such liquidation, dissolution or winding up and (ii)(x) $98.12 (the “Base Liquidation Amount”) plus an amount equal to 5.0% per annum on the Base Liquidation Amount, compounded annually and prorated for any partial year, from the Issuance Date of such share of Series A Senior Convertible Preferred Stock until the date of such liquidation, dissolution or winding up (the “Liquidation Accretion Amount,” and together with the Base Liquidation Amount, the “Series A Liquidation Preference Amount”); provided, however, that the Base Liquidation Amount shall cease accreting at 5.0% per annum upon the consummation of the Private Placement or (y) if a Capital Trigger Event shall occur, 150% of the Series A Liquidation Preference Amount until December 31, 2004 and 200% of the Series A Liquidation Preference Amount thereafter. If, upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for the distribution to its shareholders after payment in full of amounts required to be paid or distributed to holders of Senior Shares shall be insufficient to pay the holders of Series A Senior Convertible Preferred Stock and any other shares of any class or series of stock of the Corporation ranking on liquidation on parity with the Series A Senior Convertible Preferred Stock the full amount to which they shall be entitled, the holders of Series A Senior Convertible Preferred Stock and any other shares of any class or series of stock of the Corporation ranking on liquidation on parity with the Series A Senior Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(b)           The merger, amalgamation or consolidation of the Corporation into or with another company, the merger, amalgamation or consolidation of any other company into or with the Corporation, or the sale, lease, license, transfer, conveyance, mortgage or pledge of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.6.4 unless the holders of at least 66 2/3% of the Series A Senior Convertible Preferred Stock, either by vote or written consent, shall deem such transaction a liquidation, dissolution or winding up of the Corporation.

4.6.6. Voting

(a)           Except as otherwise provided by applicable law, the holders of Series A Senior Convertible Preferred Stock shall be entitled to vote on all matters in which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class. For this purpose, the holders of the Series A Senior Convertible Preferred Stock shall be given notice of any meeting of stockholders as to which the holders of Common Stock are given notice in accordance with the Bylaws of the Corporation. As to any matter on which the holders of the Series A Senior Convertible Preferred Stock shall be entitled to vote together with the holders of Common Stock as a single class, each holder of Series A Senior Convertible Preferred Stock shall be entitled to that number of votes (calculated as of the close of business on the record date for the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the execution date of any written consent, if such matter is subject to a written consent of the stockholders without a meeting of stockholders) equal to the number of shares of Common Stock into which such holder’s Series A Senior Convertible Preferred Stock could be converted pursuant to the provisions of Section 4.6.6 hereof.

(b)           The corporation shall not amend the terms, number of shares, powers, designations, preferences, or relative, participating, optional or other special rights (including, without limitation, voting rights), or qualifications, limitations, or restrictions on the Series A Senior Convertible Preferred Stock without the affirmative consent of the registered holders of a majority of the Series A Senior Convertible Preferred Stock voting as a separate class. The Corporation shall not, without the affirmative consent of the holders of record of 66 2/3% of Series A Senior Convertible Preferred Stock, voting as a separate class:

(i)                                     amend, alter or change the powers, preferences, or special rights of the Series A Senior Convertible Preferred Stock so as to affect the holders of Series A Senior Convertible Preferred Stock adversely (it being understood and agreed that upon a consent or vote properly given, any powers, preferences, or special rights of the Series A Senior Convertible Preferred Stock may be amended, modified or repealed, including with respect to outstanding shares of Series A Senior Convertible Preferred Stock not consenting thereto or voting in favor thereof);

(ii)                                  commence proceedings for the dissolution, liquidation or winding up of the Corporation;

(iii)                               merge or consolidate with any other entity;

(iv)                              sell all or substantially all of the assets of the Corporation or any of its subsidiaries (other than subsidiaries of ACA Financial Guaranty Corporation, a Maryland corporation);

(v)                                 consummate all or any portion of the Private Placement or any equity financing in substitution therefor approved by the Board of Directors; or

(vi)                              issue any securities (or rights to acquire the same) or permit any subsidiary to issue any securities (or rights to acquire the same), other than securities (or rights to acquire the same) of the Corporation that are junior in right of payment to the Series A Senior Convertible Preferred Stock and that are not mandatorily redeemable.

4.6.6. Conversion

Subject to paragraphs 4.6.6(g) and 4.6.6(h) below, each share of Series A Senior Convertible Preferred Stock may, at the option of the holders thereof, be converted at any time and, as provided in paragraph 4.6.6(d) below, shall be converted, in the manner hereinafter provided, into fully-paid and nonassessable Common Stock, par value $0.10 per share, provided, however, that on the liquidation of the Corporation, the right of conversion shall terminate at the close of business on the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Senior Convertible Preferred Stock (unless the Corporation defaults upon the payment of amounts due upon such liquidation).

(a)           The applicable conversion price (“Conversion Price”) of the Series A Senior Convertible Preferred Stock from time to time in effect is subject to adjustment as hereinafter provided.

(i)                                     The Initial Conversion Price shall be $93.12 per share of Common Stock; provided, however, that, in the event a Capital Trigger Event shall have occurred and the holders of not less than 66 2/3% of the Series A Senior Convertible Preferred Stock, by written notice to the Corporation, shall not have objected within 10 days of the Capital Trigger Event, then the Conversion Price in effect immediately prior to the Capital Trigger Event shall be reduced by 50%.

(ii)                                  The number of shares of Common Stock issuable upon conversion of a share of Series A Senior Convertible Preferred Stock shall equal the quotient obtained by dividing (A) the Series A Liquidation Preference Amount by (B) the Conversion Price then in effect.

(b)           Whenever the Conversion Price shall be adjusted as provided in Section 4.6.7 hereof, the Corporation shall forthwith file at each office designated for the conversion of Series A Senior Convertible Preferred Stock, a statement, signed by the Chairman of the Board, the Deputy Chairman or the Secretary of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each registered holder of Series A Senior Convertible Preferred Stock at his address appearing on the share register. If such notice relates to an adjustment resulting from an event referred to in paragraph 4.6.7(f), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 4.6.7(f) hereof.

(c)           In order to exercise the conversion privilege, and in all cases after the Mandatory Conversion Date, the registered holder of any Series A Senior Convertible Preferred Stock to be converted shall give written notice to the Corporation at its principal office that the holder elects to convert the shares of Series A Senior Convertible Preferred Stock held by such holder, or any number thereof; provided that the number of shares of Series A Senior Convertible Preferred Stock to be so converted after the Mandatory Conversion Date shall be all such shares held by such holder. Such notice, other than in the case of conversion effected after the Mandatory Conversion Date, shall also state the name or names (with address) in which the shares of Common Stock which shall be issuable on such conversion shall be issued, subject (including in the case of conversions effected after the Mandatory Conversion Date) to all restrictions on transfer relating to the Series A Senior Convertible Preferred Stock or Common Stock upon conversion thereof. The date of receipt of such notice of conversion by the Corporation shall be the conversion date; provided that the conversion date shall be the Mandatory Conversion Date in respect of all conversions effected after the Mandatory Conversion Date. As soon as practicable after receipt of such notice, the Corporation shall cause to be issued at such office to such holder, or on his or its written order, the number of shares of Common Stock issuable on such conversion in accordance with the provisions hereof.

(d)           Promptly after the Mandatory Conversion Date, the Corporation shall give notice to each registered holder of Series A Senior Convertible Preferred Stock that the Mandatory Conversion Date has occurred, specifying the Conversion Price then in effect and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, all the Series A Senior Convertible Preferred Stock owned by such holder. After the Mandatory Conversion Date, each registered holder of Series A Senior Convertible Preferred Stock shall surrender such shares to the Corporation, as provided in paragraph 4.6.6(c). From and after the Mandatory

Conversion Date, unless there shall have been a default in the issuance of Common Stock to be issued upon conversion, as provided in this Section 4.6.6, all rights of the holders of the Series A Senior Convertible Preferred Stock as holders of Series A Senior Convertible Preferred Stock of the Corporation (except the right to receive the Common Stock upon surrender of their Series A Senior Convertible Preferred Stock) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(e)           The Corporation shall at all times when the Series A Senior Convertible Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued shares, for the purposes of effecting the conversion of the Series A Senior Convertible Preferred Stock, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Senior Convertible Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Common Stock issuable upon conversion of the Series A Senior Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable such Common Stock at such adjusted Conversion Price.

(f)            All Series A Senior Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate. All Series A Senior Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued as shares of Series A Senior Convertible Preferred Stock, and shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and the Corporation may from time to time take such appropriate action as maybe necessary to reduce the authorized Series A Senior Convertible Preferred Stock accordingly.

(g)           In the event that the Corporation consummates the Private Placement, each outstanding share of Series A Senior Convertible Preferred Stock shall be converted automatically on the first closing thereof into fully-paid and nonassessable shares of the same class and series issued in the Private Placement, without any further action by the Corporation, and the number of such shares issuable upon such conversion of a share of Series A Senior Convertible Preferred Stock shall equal the quotient obtained by dividing (X) the Base Liquidation Amount by (Y) the price per share paid in the Private Placement computed on the basis of the value per common share equivalent issued in the Private Placement.

(h)           In the event that the Corporation gives notice of redemption under paragraph 4.6.8 hereof, from the date of receipt of the Redemption Notice to the Redemption Date, the holders of Series A Senior Convertible Preferred Stock may convert all, or any portion, of such shares into fully-paid and nonassessable shares of Preference Stock by following the provisions described in paragraph 4.6.6(c) above, and the number of shares of Preference Stock issuable upon such conversion of a share of Series A Senior Convertible Preferred Stock shall equal the quotient obtained by dividing (A) the Series A Liquidation Preference Amount by (B) the Conversion Price.

4.6.7. Anti-Dilution Provisions

(a)           In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph 4.6.7. For purposes of this Section 4.6.7, the term “Number of Shares of Common Stock Deemed Outstanding” at any given time shall mean the sum of (A) the number of shares of Common Stock outstanding at such time, (B) the number of shares of Common Stock issuable assuming conversion at such time of the Series A Senior Convertible Preferred Stock, (C) the number of shares of Common Stock issuable assuming conversion at such time of the Preference Stock and the Senior Convertible Stock and (D) the number of shares of Common Stock deemed to be outstanding under subparagraphs 4.6.7(b)(1) to (10), inclusive, at such time.

(b)           Except as provided in paragraph 4.6.7(g), if and whenever the Corporation shall issue or sell, or shall in accordance with subparagraphs 4.6.7(b)(1) to (10), inclusive, be deemed to have granted, issued or sold, any Common Stock for a consideration per share less than the greater of the Conversion Price in effect or the Fair Market Value per share of such Common Stock, as determined in accordance with subparagraph 4.6.7(b)(10), in each case immediately prior to the time of such grant, issue or sale, then forthwith upon such grant, issue or sale (the “Triggering Transaction”), the Conversion Price shall, subject to subparagraphs (1) to (10) of this paragraph 4.6.7(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing

(i)                                     an amount equal to the sum of (x) the product derived by multiplying the Number of Shares of Common Stock Deemed Outstanding immediately prior to such Triggering Transaction by the lesser of the Conversion Price then in effect or the Fair Market Value per share of Common Stock, immediately prior to the Triggering Transaction, plus (y) the consideration, if any, received by the Corporation upon consummation of such Triggering Transaction, by

(ii)                                  an amount equal to the sum of (x) the Number of Shares of Common Stock Deemed Outstanding immediately prior to such Triggering Transaction, plus (y) the number of shares of Common Stock granted, issued or sold (or deemed to be granted, issued or sold in accordance with subparagraphs 4.6.7(b)(l) to (10) hereof) in connection with such Triggering Transaction;

For purposes of determining the adjusted Conversion Price under this paragraph 4.6.7(b), the following paragraphs (1) to (10), inclusive, shall be applicable:

(1)           In case the Corporation at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (A) Common Stock or (B) any shares or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the shares of Common Stock are issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the greater of the Conversion Price in effect or the Fair Market Value per share of Common Stock, in each case immediately prior to the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options which relate to Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

(2)           In case the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the greater of the Conversion Price or the Fair Market Value per share of Common Stock, in each case immediately prior to such issuance or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

(3)           If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 4.6.7(b) or 4.6.7(c)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(4)           On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(5)           In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration (but shall otherwise be deemed issued for the specific consideration allocated thereto).

(6)           In case any Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefore less any underwriting discounts, selling commissions and other expenses paid or incurred in respect of such issuance or sale, shall be deemed to be the amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case any Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving company, the amount of consideration therefor shall be deemed to be the value attributable to such shares in such merger, provided that, to the extent such value is not readily ascertainable, such value shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation.

(7)           The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation’s subsidiaries, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock by the Corporation for the purpose of this paragraph 4.6.7(b).

(8)           In case the Corporation shall declare a dividend or make any other distribution upon the shares of the Corporation payable in Common Stock, Options, or Convertible Securities (other than a dividend or distribution payable in Common Stock covered by subparagraph 4.6.7(c)), then in such case any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed (for purposes of this Section 4.6 only) to have been issued or sold without consideration. Notwithstanding anything to the contrary in Section 4.6.7, no additional adjustment shall be made pursuant to paragraph 4.6.7(b) following any adjustment resulting from the occurrence of any of the events described in paragraph 4.6.7(c) or 4.6.7(f).

(9)           For purposes of this paragraph 4.6.7(b), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

(10)         Fair Market Value per share of Common Stock shall equal the fair market value per share of Common Stock as determined in good faith by the Board of Directors.

(c)           In case the Corporation shall at any time subdivide its outstanding Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Stock of the Corporation shall be combined or consolidated into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(d)           If any capital reorganization or reclassification of the shares of the Corporation, or consolidation or merger or amalgamation of the Corporation with another company, or the sale of all or substantially all of its assets to another company (other than pursuant to a liquidation subject to Section 4.6.4 hereof) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities, cash or other property with respect to or in exchange for Common Stock, then the Corporation shall not effect such unless, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series A Senior Convertible Preferred Stock shall have the right to receive with respect to or in exchange for their Series A Senior Convertible Preferred Stock such shares, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger, amalgamation or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series A Senior Convertible Preferred Stock at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor company (if other than the Corporation) resulting from such consolidation, merger or amalgamation or the company purchasing such assets shall assume by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the outstanding Series A Senior Convertible Preferred Stock) mailed or delivered to the holders of the Series A Senior Convertible Preferred Stock at the last address of each such holder appearing on the share register of the Corporation, the obligation to deliver to each such holder such shares, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

(e)           The provisions of this Section 4.6.7 shall not apply to any shares of any class issued or issuable (1) on conversion or exchange of the Series A Senior Convertible Preferred Stock, the Senior Convertible Stock or the Preference Stock or (2) in the Private Placement.

(f)            In the event that:

(1)                                  the Corporation shall declare any cash dividend upon its Common Stock, or

(2)                                  the Corporation shall declare any dividend upon its Common Stock payable in shares or make any special dividend or other distribution to the holders of its Common Stock, or

(3)                                  the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of any class or other rights, or

(4)                                  there shall be any capital reorganization or reclassification of the shares of the Corporation, including any subdivision or combination or consolidation of its Common Stock, or consolidation, merger or amalgamation of the Corporation with, or sale of all or substantially all of its assets to, another Person, or

(5)                                  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the Series A Senior Convertible Preferred Stock:

(i)                                     at least ten (10) days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding up; and

(ii)                                  in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding up, at least twenty (20) days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Series A Senior Convertible Preferred Stock at the address of each such holder as shown on the books of the Corporation.

(g)           If at any time or from time to time the Corporation shall grant, issue or sell any Common Stock, Options, Convertible Securities, rights to purchase property or evidences of indebtedness (the “Purchase Rights”) pro  rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 4.6.7(b) hereof, then each holder of record of Series A Senior Convertible Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 4.6.7(f)) and upon the terms applicable to such Purchase Rights either:

(i)                                     the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series A Senior Convertible Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series A Senior Convertible Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holders of the Series A Senior Convertible Preferred Stock specifically to request delivery of such rights; or

(ii)                                  in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

(h)           If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this Section 4.6.7 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series A Senior Convertible Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 4.6.7 except in the case of a combination of shares of a type contemplated in paragraph 4.6.7(c) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 4.6.7(c).

4.6.8. Redemption

(a)           The Corporation may, at its option, at any time redeem (to the extent that such redemption shall not violate any applicable provisions of the General Corporation Law) all, but not less than all, of the shares of Series A Senior Convertible Preferred Stock then outstanding, at a per share price equal to the Series A Liquidation Preference Amount (the “Redemption Price”).

            (b)       At least thirty (30) days prior prior to the date on which the Corporation desires to exercise the redemption right set forth in paragraph 4.6.8(a) above (the “Redemption Date”), written notice shall be mailed, postage prepaid, to each registered holder of the Series A Senior Convertible Preferred Stock, at the address last shown on the records of the Corporation therefor, notifying such holder of the number of shares of Series A Senior Convertible Preferred Stock then outstanding and held by such holder, and specifying the aggregate Redemption Price to be paid to such holder and the Redemption Date (the “Redemption Notice”).

            (c)       No later than five (5) days prior to the Redemption Date, each holder of Series A Senior Convertible Preferred Stock shall provide the Corporation with written instructions for the payment by wire transfer of the Redemption Price.

            (d)       On the Redemption Date, each holder of Series A Senior Convertible Preferred Stock shall present to the Corporation written acknowledgement, in the manner and at the place designated in the Redemption Notice and in a form reasonably acceptable to the Corporation, of the redemption of the Series A Senior Convertible Preferred Stock so being redeemed and of payment by the Corporation of the Redemption Price therefor, and the Corporation shall pay to such holder the aggregate Redemption Price for the Series A Senior Convertible Preferred Stock being redeemed.

            (e)       From and after that Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Senior Convertible Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Senior Convertible Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon presentation to the Corporation of written acknowledgment described in paragraph 4.6.8(d) above) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

            (f)        Except as provided in paragraph 4.6.8(a) hereof the Corporation shall have no right or obligation to redeem the Series A Senior Convertible Preferred Stock.

4.6.9. Cancellation

            Any Series A Senior Convertible Preferred Stock redeemed, exchanged or converted hereunder shall be retired and canceled, shall not be reissued as shares of Series A Senior Convertible Preferred Stock, and shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of authorized Series A Senior Convertible Preferred Stock accordingly; provided, however, that such number may not be reduced below the number of then outstanding Series A Senior Convertible Preferred Stock.

4.7. Series B Senior Convertible Preferred Stock

            A series of Preferred Stock is hereby distinctly designated as “Series B Senior Convertible Preferred Stock”, par value $0.10 per share (hereinafter referred to as “Series B Senior Convertible Preferred Stock”), and the number of shares constituting such series initially shall be 3,000,000.

4.7.1. Rank

The Series B Senior Convertible Preferred Stock shall rank senior to all other classes of the Corporation’s capital stock, including, without limitation, the Corporation’s Convertible Preference Stock, par value $0.10 per share, Senior Convertible Preferred Stock, par value $0.10 per share, and Common Stock, par value $0.10 per share, in each case, with respect to rights upon liquidation, dissolution or winding up.

4.7.2. Definitions

The following terms used in this Section 4.7 are defend as follows:

(a)     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, “controlled” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

(b)     “Base Liquidation Preference” has the meaning ascribed thereto in paragraph 4.7.4.

(d)     “Book Value Per Share” means the book value of the Corporation and its consolidated subsidiaries determined in accordance with U.S. generally accepted accounting principles, less accumulated other comprehensive income (loss), divided by the total number of outstanding shares of Common Stock and shares of Common Stock issuable upon conversion of outstanding securities convertible into Common Stock (excluding any outstanding options to purchase Common Stock).

(e)      “Common Stock” means the common stock, par value $0.10 per share of the Corporation.

(f)       “Conversion Price” has the meaning ascribed thereto in paragraph 4.7.6(a).

(g)      “Convertible Securities” has the meaning ascribed thereto in subparagraph 4.7.7(b)(1).

(h)      “Indebtedness” means (without duplication), with respect to any Person, (i) any indebtedness for money borrowed or issued in substitution for or exchange of indebtedness for borrowed money or evidenced by bonds, notes, debentures or similar instruments; (ii) any capitalized lease obligations of such Person; (iii) any guarantees of (or obligations with respect to letters of credit supporting) obligations of other Persons which would be included within this definition as Indebtedness for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor); (iv) any obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, other than those securing obligations entered into in the ordinary course of business; (v) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable contingently or otherwise, as obligor or otherwise; and (vi) any unsatisfied obligation for “withdrawal. liability” to a “multiemployer plan” as such terms as defined under the Employee Retirement Income Security Act of 1974, as amended; provided, however, that Indebtedness shall not include (x) any liability for U.S. federal, state, local or other taxes, (y) any accounts payable, trade payables and other accrued liabilities arising in the ordinary course of business, and (z) obligations arising under insurance policies written by subsidiaries of the Corporation in the ordinary course of business.

(i)       “Liquidation Event” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or (ii) the consummation of the merger, amalgamation or consolidation of the Corporation into or with another Person, the merger, amalgamation or consolidation of any other Person into or with the Corporation, or the sale of all or substantially all the assets of the Corporation that results in the shareholders of the Corporation immediately prior to such transaction holding less than 50% of the surviving or continuing entity, in the case of a merger, amalgamation or consolidation, or purchaser, in the case of a sale.

(j)       “Mandatory Conversion Date” means the date of consummation of a Qualified Public Offering.

(k)      “New Capital Stock” means any shares of capital stock of the Corporation or any of its subsidiaries or securities exchangeable, convertible or exercisable into shares of capital stock of the Corporation or any of its subsidiaries whether or not authorized on the date hereof; provided, however, that “New Capital Stock” shall not include the following: (i) Series B Senior Convertible Preferred Stock issued pursuant to the option set forth in paragraph 4.7.9; (ii) Common Stock issued pursuant to the conversion of Convertible Preference Stock, Senior Convertible Preferred Stock or options to acquire Common Stock, in each case outstanding on the Original Issuance Date, and Common Stock issued upon conversion of the Series B Senior Convertible Preferred Stock; (iii) Common Stock and securities exercisable, exchangeable or convertible into Common Stock, issued to officers, directors or employees of, or consultants to, the Corporation or its subsidiaries pursuant to any incentive compensation plan approved by the Board of Directors of the Corporation; (iv) capital stock issued as a dividend or distribution on capital stock or in connection with any stock split, stock dividend or similar transaction; (v) capital stock issued to the Corporation or any wholly-owned subsidiary of the Corporation; (vi) capital stock issued by entities that are special purpose vehicles of the collateral debt obligations originated by the Corporation and its subsidiaries; and (vii) capital stock issued in a Qualified Public Offering.

(1)      “Number of Shares of Common Stock Deemed Outstanding” has the meaning ascribed thereto in paragraph 4.7.7(a).

(m)     “Options” has the meaning ascribed thereto in subparagraph 4.7.7(b)(1).

(n)      “Original Issuance Date” means the date the shares of Series B Senior Convertible Preferred Stock are first issued by the Corporation.

(o)      “Person” means any individual, corporation, partnership, limited liability company, association, joint venture, unincorporated organization, trust, estate, governmental authority or other entity.

(p)      “Preference Stock” means the Convertible Preference Stock as described in this Certificate of Incorporation.

(q)      “Pro Rata Share” means, with respect to any holder of Series B Senior Convertible Preferred Stock, the percentage obtained when (i) the sum of the number of shares of Common Stock issuable upon conversion of the Series B Senior Convertible Preferred Stock held by such holder divided by (ii) the sum of the total number of shares of Common Stock then outstanding plus the total number of shares of Common Stock issuable upon the conversion, exchange or exercise of securities then outstanding.

(r)       “Purchase Rights” has the meaning ascribed thereto in paragraph 4.7.7(g).

(s)      “Qualified Public Offering” means an underwritten public offering through a nationally recognized underwriter of Common Stock sold in a registration effected under the Securities Act of 1933, as amended; which results in net proceeds to the Corporation of at least $100 million; provided, that a Qualified Public Offering shall not include any issuance of equity securities in any merger or other business combination, and shall not include registrations of the issuance of securities to existing stockholders or employees of the Corporation on Form S-4 or S-8 (or any successor form).

(t)       “Sale of Control” means the merger, amalgamation or consolidation of the Corporation into or with another Person, the merger, amalgamation or consolidation of any other Person into or with the Corporation, or the sale of all or substantially all the assets of the Corporation that results in the shareholders of the Corporation immediately prior to such transaction holding less than 50% of the surviving or continuing entity, in the case of a merger, amalgamation or consolidation, or purchaser, in the case of a sale.

(u)      “Senior Convertible Stock” mean the Senior Convertible Preferred Stock as described in this Certificate of Incorporation.

(v)      “Senior Shares” has the meaning ascribed thereto in paragraph 4.7.4.

4.7.3. Dividends

          The Holders of Series B Senior Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate and at the same time as dividends are paid with respect to the Common Stock (treating each share of Series B Senior Convertible Preferred Stock as being equal to the number of whole shares of Common Stock into which such share of Series B Senior Convertible Preferred Stock is then convertible).

4.7.4. Liquidation Event

          In the event of a Liquidation Event, the holders of Series B Senior Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution, to its shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other shares of preferred stock of the Corporation ranking on liquidation senior to the Series B Senior Convertible Preferred Stock (such senior shares being referred to hereinafter as “Senior Shares”) upon such Liquidation Event, but before any payment shall be made to the holders of any other shares of the Corporation, including, without limitation, the Common Stock, the. Preference Stock and the Senior Convertible Stock, an amount per share equal to the greater of (i) the amount to which the holders would otherwise be entitled to receive per share had the Series B Senior Convertible Preferred Stock been converted into Common Stock in accordance with paragraph 4.7.6 immediately prior to such Liquidation Event, and (ii) $67.42 (the “Base Liquidation Preference”), plus all declared and unpaid dividends on such share; provided, however, that if the initial Conversion Price is adjusted as set forth in subparagraph 4.7.6(a)(i) hereto, the Base Liquidation Amount shall be equal to such adjusted initial Conversion Price. If, upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its shareholders after payment in full of amounts required to be paid or distributed to holders of Senior Shares shall be insufficient to pay the holders of Series B Senior Convertible Preferred Stock the full amount to which they shall be entitled, the holders of Series B Senior Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

4.7.5. Voting

(a) Except as otherwise provided by applicable law, the holders of Series B Senior Convertible Preferred Stock shall be entitled to vote on all matters in which holders of Common Stock shall be entitled to vote (including for the election of directors), in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class. For this purpose, the holders of the Series B Senior Convertible Preferred Stock shall be given notice of any meeting of stockholders as to which the holders of Common Stock are given notice in accordance with the Bylaws of the Corporation. As to any matter on which the holders of the Series B Senior Convertible Preferred Stock shell be entitled to vote, each holder of Series B Senior Convertible Preferred Stock shall be entitled to that number of votes (calculated as of the close of business on the record date for stockholder action on the matter) equal to the number of shares of Common Stock into which such holder’s Series B Senior Convertible Preferred Stock could be converted pursuant to the provisions of paragraph 4.7.6 hereof.

(b) The corporation shall not amend the terms, number of shares, powers, designations, preferences, or relative, participating, optional or other special rights (including, without limitation, voting rights), or qualifications, limitations, or restrictions on the Series B Senior Convertible Preferred Stock without the affirmative consent of the registered holders of a majority of the Series B Senior Convertible Preferred Stock voting as a separate class. The Corporation shall not, without the affirmative consent of the holders of record of more than 50% of the outstanding Series B Senior Convertible Preferred Stock, voting as a separate class:

(i)                     amend, alter or repeal the powers, preferences or special rights of the Series B Senior Convertible Preferred Stock or otherwise amend the Certificate of Incorporation (by merger, consolidation or otherwise) so as to affect the holders of Series B Senior Convertible Preferred Stock adversely (it being understood and agreed that upon a consent or vote properly given, any preferences, rights or powers of the Series B Senior Convertible Preferred Stock may be amended, modified or repealed, including with respect to outstanding shares of Series B Senior Convertible Preferred Stock not consenting thereto or voting in favor thereof;

(ii)                  commence proceedings for the dissolution, liquidation or winding up of the Corporation;

(iii)               (x) merge or consolidate with any other entity or (y) sell all or substantially all of the assets of the Corporation;

(iv)              issue any securities (or rights to acquire the same) or permit any subsidiary to issue any securities (or rights to acquire the same) (by merger, consolidation or otherwise), other than (i) issuances of securities (or rights to acquire the same) of the Corporation that are junior in right of payment to the Series B Senior Convertible Preferred Stock upon liquidation, dissolution or winding up and that are not mandatorily redeemable or have any dividend rights, (ii) issuances of securities to the Corporation or wholly owned subsidiaries of the Corporation, (iii) issuances of securities by entities that are the special purpose vehicles of the collateral debt obligations originated by the Corporation and its subsidiaries in the ordinary course of business, (iv) issuances of securities pursuant to any incentive compensation plan approved by the Board of Directors of the Corporation and (v) issuances pursuant to paragraph 4.7.9;

(v)                 incur or permit any subsidiary to incur any unsecured Indebtedness other than (x) Indebtedness to fund the Corporation’s (or its subsidiaries’) equity participation in the special purpose vehicles of the collateral debt obligations originated by the Corporation and its subsidiaries, and (y) Indebtedness of entities that are the special purpose vehicles of the collateral debt obligations originated by the Corporation and its subsidiaries;

(vi)              increase the authorized size of the Board of Directors of the Corporation above ten members;

(vii)           enter into, renew or extend any transaction (or permit any subsidiary to do the same) with any holder of 5% or more of any class of capital stock of the Corporation or with any Affiliate of the Corporation, except upon fair and reasonable terms no less favorable to the Corporation than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or Affiliate; provided, however that this clause (vii) shall not apply to (x) transactions between the Corporation and its subsidiaries or between subsidiaries, (y) the payment of reasonable and customary fees to directors of the Corporation who are not employees, or (z) transactions pursuant to agreements or rights in existence on the Original Issuance Date;

(viii)      other than in the ordinary course of business, acquire or dispose of, or permit any subsidiary to acquire or dispose of (by merger, consolidation or otherwise), in one transaction or a series of related transactions, assets with a fair market value (as determined in good faith by the Board of Directors of the Corporation) in excess of five percent of the consolidated assets of the Corporation and its consolidated subsidiaries as at the end of the most recently completed fiscal quarter for which financial statements are available;

(ix)              purchase, redeem or acquire any shares of capital stock, other than repurchases of shares of Common Stock held by former employees in an amount not to exceed, in the aggregate, 5% of the outstanding Common Stock on a fully diluted basis; or

(x)                   adopt any stock option, restricted stock or equity incentive plan for employees of the Company or its subsidiaries, or adopt any amendment to any such plans.

4.7.6. Conversion

Subject to paragraph (c) below, each share of Series B Senior Convertible Preferred Stock may, at the option of the holders thereof, be converted at any time and, as provided in paragraph 4.7.6(d) below, shall be converted, in the manner hereinafter provided, into fully-paid and nonassessable Common Stock, par value $0.10 per share, provided, however, that on the liquidation of the Corporation, the right of conversion shall terminate at the close of business on the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Senior Convertible Preferred Stock (unless the Corporation defaults upon the payment of amounts due upon such liquidation). Notwithstanding anything to the contrary contained herein, if a conversion of Series B Senior Convertible Preferred Stock is to be made in connection with a Qualified Public Offering or any other transaction, the conversion of any Series B Senior Convertible Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(a)      The applicable conversion price (“Conversion Price”) of the Series B Senior Convertible Preferred Stock from time to time in effect is subject to adjustment as hereinafter provided.

(i)                    The initial Conversion Price shall be $67.42 per share of Common Stock; provided that the initial Conversion Price shall be adjusted to equal the purchase price per share of Series B Preferred Stock on the Original Issuance Date as determined in accordance with the Stock Purchase Agreement dated as of July 22, 2004 between the Corporation and BSMB/ACA LLC, a Delaware limited liability company, as the same may be amended from time to time.

(ii)                 The number of shares of Common Stock issuable upon conversion of a share of Series B Senior Convertible Preferred Stock shall equal the quotient obtained by dividing (A) the Base Liquidation Preference by (B) the Conversion Price then in effect.

(b)        Whenever the Conversion Price shall be adjusted as provided in paragraph 4.7.7 hereof, the Corporation shall forthwith file at each office designated for the conversion of Series B Senior Convertible Preferred Stock, a statement, signed by the Chairman of the Board, the Deputy Chairman or the Secretary of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each registered holder of Series B Senior Convertible Preferred Stock at his address appearing on the share register. If such notice relates to an adjustment resulting from an event referred to in paragraph 4.7.7(f), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 4.7.7(f) hereof.

(c)        In order to exercise the conversion privilege, the registered holder of any Series B Senior Convertible Preferred Stock to be converted shall give written notice to the Corporation at its principal office that the holder elects to convert the shares of Series B Senior Convertible Preferred Stock held by such holder, or any number thereof; provided that the number of shares of Series B Senior Convertible Preferred Stock to be so converted afar the Mandatory Conversion Date shall be all such shares held by such holder. Such notice, other than in the case of conversion effected after the Mandatory Conversion Date, shall also state the name or names (with address) in which the shares of Common Stock which shall be issuable on such conversion shall be issued, subject (including in the case of conversions effected after the Mandatory Conversion Date) to all restriction on transfer relating to the Series B Senior Convertible Preferred Stock or Common Stock upon conversion thereof. The date of receipt of such notice of conversion by the Corporation shall be the conversion date; provided that the conversion date shall be the Mandatory Conversion Date in respect of all conversions effected after the Mandatory Conversion Date. As soon as practicable after receipt of such notice, the Corporation shall cause to be issued at such office to such holder, or on his or its written order, the number of shares of Common Stock issuable on such conversion in accordance with the provisions hereof.

(d)        Promptly after the Mandatory Conversion Date, the Corporation shall give notice to each registered holder of Series B Senior Convertible Preferred Stock that the Mandatory Conversion Date has occurred, specifying the Conversion Price then in effect and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, all the Series B Senior Convertible Preferred Stock owned by such holder. After the Mandatory Conversion Date, each registered holder of Series B Senior Convertible Preferred Stock shall surrender such shares to the Corporation, as provided in paragraph 4.7.6(c). From and after the Mandatory Conversion Date, unless there shall have been a default in the issuance of Common Stock to be issued upon conversion, as provided in this paragraph 4.7.6, all rights of the holders of the Series B Senor Convertible Preferred Stock as holders of Series B Senior Convertible Preferred Stock of the Corporation (except the right to receive the certificates representing the Common Stock into which such shall have converted as of the Mandatory Conversion Date upon surrender of their Series B Senior Convertible Preferred Stock) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever; provided, however, that the certificates representing Series B Senior Convertible Preferred Stock shall, from and after the Mandatory Conversion Date and until surrender for certificates representing Common Stock, represent, for all purposes, the Common Stock into which they shall have converted.

(e)        The Corporation shall at all times when the Series B Senior Convertible Preferred Stock shall be outstanding reserve and keep available out of its authorized but unmissed shares, for the purposes of effecting the conversion of the Series B Senior Convertible Preferred Stock, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Senior Convertible Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Common Stock issuable upon conversion of the Series B Senior Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable such Common Stock at such adjusted Conversion Price.

(f)         All Series B Senior Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and al rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate. All Series B Senior Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as. may be necessary to reduce the authorized number of Series B Senior Convertible Preferred Stock accordingly.

(g)        The issuance of certificates for shares of Common Stock upon conversion of the Series B Senior Convertible Preferred Stock shall be made without charge to the holders of such Series B Senior Convertible Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock. Upon conversion of any Series B Senior Convertible Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be duly authorized, validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(h)        The Corporation shall not close its books against the transfer of Series B Senior Convertible Preferred Stock or of Common Stock issued or assumable upon conversion of Series B Senior Convertible Preferred Stock in any manner which interferes with the timely conversion of Series B Senior Convertible Preferred Stock. The Corporation shall assist and cooperate with any holder of Series B Senior Convertible Preferred Stock required to make any governmental flings or obtain any governmental approval prior to or in connection with any conversion of Series B Senior Convertible Preferred Stock hereunder (including, without limitation, making any flings required to be made by the Corporation).

4.7.7. Anti-Dilution Provisions

(a)        In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph 4.7.7. For purposes of this paragraph 4.7.7, the term “Number of Shares of Common Stock Deemed Outstanding” at any given time shall mean the sum of, without duplication, (A) the number of shares of Common Stock outstanding at such time, (B) the number of shares of Common Stock issuable assuming conversion at such time of the Series B Senior Convertible Preferred Stock, (C) the

number of shares of Common Stock issuable conversion at such time of the Preference Stock and the Senior Convertible Stock, (D) the number of shares of Common Stack deemed to be outstanding under subparagraphs 4.7.7(b)(1) to (9), inclusive, at such time and (E) the number of shares of Common Stock issuable upon exercise of any outstanding options to purchase shares of Common Stock at such time.

(b)        Except as provided in paragraph 4.7.7(g), if and whenever on or after the Original Issuance Date, the Corporation shall issue or sell, or shall in accordance with subparagraphs 4.7.7(b)(1) to (9), inclusive, be deemed to have granted, issued or sold, any Common Stock for a consideration per share less than the Conversion Price in effect per share of such Common Stock immediately prior to the time of such grant, issue or sale, then forthwith upon such grant, issue or sale (the “Triggering Transaction”), the Conversion Price shall, subject to subparagraphs (1) to (9) of this paragraph 4.7.7(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing

(i)                             an amount equal to the sum of (x) the product derived by multiplying the Number of Shares of Common Stock Deemed Outstanding immediately prior to such Triggering Transaction by the Conversion Price then in effect immediately prior to the Triggering Transaction, plus (y) the consideration, if any, received by the Corporation upon consummation of such Triggering Transaction, by

(ii)                          an amount equal to the sum of (x) the Number of Shares of Common Stock Deemed Outstanding immediately prior to such Triggering Transaction, plus (y) the number of shares of Common Stock granted, issued or sold (or deemed to be granted, issued or sold in accordance with subparagraphs 4.7.7(b)(1) to (9) hereof in connection with such Triggering Transaction;

For the avoidance of doubt, in no event shall this paragraph 4.7.7(b) result in an increase to the Conversion Price.

For purposes of determining the adjusted Conversion Price under this paragraph 4.7.7(b), the following paragraphs (1) to (9), inclusive, shall be applicable:

(1)      In case the Corporation at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (A) Common Stock or (B) any shares or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the shares of Common Stock are issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options which relate to Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph 4.7.7(b)(8) below.

(2)      In case the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to such issuance or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph 4.7.7(b)(3) below.

(3)      If the purchase price provided for in any Options referred to in subparagraph 4.7.7(b)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs 4.7.7(b)(l) or (2), or the rate at which any Convertible Securities referred to in subparagraph 4.7.7(b)(1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 4.7.7(b) or 4.7.7(c)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(4)      On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(5)      In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration (but shall otherwise be deemed issued for the specific consideration allocated thereto).

(6)      In case any Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor less any underwriting discounts, selling commissions and other expenses paid or incurred in respect of such issuance or sale, shall be deemed to be the amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case any Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving company, the amount of consideration therefor shall be deemed to be the value attributable to such shares in such merger, provided that, to the extent such value is not readily ascertainable, such value shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation.

(7)      The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation’s subsidiaries, and the disposition of any shares so owned or held shall be. considered an issue or sale of Common Stock by the Corporation for the purpose of this paragraph 4.7.7(b).

(8)      In case the Corporation shall declare a dividend or make any other distribution upon the shares of the Corporation payable in Common Stock, Options, or Convertible Securities (other than a dividend or distribution payable in Common Stock covered by subparagraph 4.7.7(c)), then in such case any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed (for purposes of this Certificate of Designations only) to have been issued or sold without consideration. Notwithstanding anything to the contrary in paragraph 4.7.7, no additional adjustment shall be made pursuant to paragraph 4.7.7(b) following any adjustment resulting from the occurrence of any of the events described in paragraph 4.7.7(c) or 4.7.7(f).

(9)      For purposes of this paragraph 4.7.7(b), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

(c)        In case the Corporation shall at any time subdivide its outstanding Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Stock of the Corporation shall be combined or consolidated into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(d)        If any capital reorganization or reclassification of the shares of the Corporation, or consolidation or merger or amalgamation of the Corporation with another Person, or the sale of all or substantially all of its assets to another Person (other than pursuant to a Liquidation Event subject to paragraph 4.7.4 hereof) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities, cash or other property with respect to or in exchange for Common Stock, then the Corporation shall not effect such unless, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series B Senior Convertible Preferred Stock shall have the right to receive in exchange for their Series B Senior Convertible Preferred Stock such shares, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger, amalgamation or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series B Senior Convertible Preferred Stock at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor company (if other than the Corporation) resulting from such consolidation, merger or amalgamation or the company purchasing such assets shall assume by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the outstanding Series B Senior Convertible Preferred Stock) mailed or delivered to the holders of the Series B Senior Convertible Preferred Stock at the last address of each such holder appearing on the share register of the Corporation, the obligation to deliver to each such holder such shares, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

(e)        The provisions of this paragraph 4.7.7 shall not apply to any shares of any class issued or issuable on conversion or exchange of the Series B Senior Convertible Preferred Stock, the Senior Convertible Stock or the Preference Stock.

(f)         In the event that

(1)     the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of any class or other rights, or

(2)     there shall be any capital reorganization or reclassification of the shares of the Corporation, including any subdivision or combination or consolidation of its Common Stock, or consolidation, merger or amalgamation of the Corporation with, or sale of all or substantially all of its assets to, another Person, or

(3)               there shall be a voluntary or involuntary dissolution, liquidation or winding up of the corporation;

then, in connection with such event, the Corporation shall give to the holders of the Series B Senior Convertible Preferred Stock:

(i)                  at least ten (10) days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such subscription rights: and

(ii)               in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding up, at least twenty (20) days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, with respect to any such subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with this foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Series B Senior Convertible Preferred Stock at the address of each such holder as shown on the books of the Corporation.

          (g)     If at any time or from time to time the Corporation shall grant, issue or sell any Common Stock, Options, Convertible Securities, rights to purchase property or evidences of indebtedness (the “Purchase Rights”) pro  rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 4.7.7(b) hereof, then each holder of record of Series B Senior Convertible Preferred Stock shall be entitled to acquire within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 4.7.7(f)) and upon the terms applicable to such Purchase Rights either:

(i)            the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series B Senior Convertible Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series B Senior Convertible Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holders of the Series B Senior Convertible Preferred Stock specifically to request delivery of such rights; or

(ii)           in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

          (h)     If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this paragraph 4.7.7 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series B Senior Convertible Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Corporation shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this paragraph 4.7.7 except in the case of a combination of shares of a type contemplated in paragraph

4.7.7(c) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 4.7.7(c).

4.7.8. Right of First Offer

(a)        Each holder of Series B Senior Convertible Preferred Stock shall have the right (a “Right of First Offer”) to purchase all or any part of its Pro Rata Share of any amount of New Capital Stock that the Corporation or any of its subsidiaries may from time to time propose to sell and issue.

(b)        In the event the Corporation or any of its subsidiaries proposes to undertake an issuance of New Capital Stock, it shall give each holder of Series B Senior Convertible Preferred Stock written notice (the “Right of First Offer Notice”) of its intention, describing the type of New Capital Stock, the price, and the material terms and conditions upon which the Corporation or such subsidiary proposes to issue the same. Each holder of Series B Senior Convertible Preferred Stock shall have ten (10) business days after receipt of the Right of First Offer Notice to agree to purchase all or any portion of its Pro Rata Share of such New Capital Stock at the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Capital Stock to be purchased.

(c)        In the event a holder of Series B Senior Convertible Preferred Stock does not agree to purchase shares of New Capital Stock subject to the Right of First Offer within the time period specified in paragraph (b) above, the Corporation shall have 90 days thereafter to sell (or enter into an agreement pursuant to which the sale of New Capital Stock that had been subject to the Right of First Offer shall be closed, if at all, within 45 days from the date of said agreement) the New Capital Stock with respect to which the rights of all of the holders of Series B Senior Convertible Preferred Stock were not exercised at a price and upon terms and conditions, including manner of payment, no more favorable to the purchasers thereof than specified in the Right of First Offer Notice. In the event the Corporation has not sold all offered New Capital Stock within such 90 day period (or sold and issued New Capital Stock in accordance with the foregoing within 45 days from the date of such agreement) the Corporation shall not thereafter issue or sell any New Capital Stock, without first offering a Pro Rata Share of such New Capital Stock to the holders of Series B Senior Convertible Preferred Stock.

4.7.9. Option

          If at any time prior to the date which is 18 months from the Original Issuance Date, (i) the ACA Financial Guaranty Corporation’s qualified statutory capital falls below the minimum capital requirements in effect and published by

Standard & Poor’s Rating Group, a division of McGraw-Hill Companies, and (ii) a majority of the members of the Board of Directors of the Corporation approves the issuance of additional Series B Senior Convertible Preferred Stock, then the Corporation shall deliver a written notice (an “Offer Notice”) to the holders of the Series B Preferred Stock (the “Offerees”) disclosing in reasonable detail the number of shares of Series B Senior Convertible Preferred Stock to be sold and the proposed terms and conditions of the transfer, and such Offer Notice shall constitute an irrevocable binding offer to sell the Series B Senior Convertible Preferred Stock on such terms and conditions; provided, however, that the aggregate amount of Series B Senior Convertible Preferred Stock that the Corporation may sell pursuant to this paragraph 4.7.9 shall not exceed $20,000,000 in aggregate purchase price. Each Offeree may elect to purchase all or any portion of the Series B Senior Convertible Preferred Stock specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Corporation as soon as practical, but in any event within 15 days after delivery of the Offer Notice (such time, the “Election Period”). If more than one Offeree has elected to purchase the Series B Senior Convertible Preferred Stock specified in the Offer Notice such that the number of shares of Series B Senior Convertible Preferred Stock elected to be purchased by all Offerees exceeds the number of shares of Series B Senior Convertible Preferred Stock specified in the Offer Notice, the number of shares of Series B Senior Convertible Preferred Stock subject to each such agreement shall be proportionate to such Offerees relative Pro Rata Share (but in no event will an Offeree be obligated to purchase more than the number of shares of Series B Senior Convertible Preferred Stock specified in its election notice), or on such other basis as such Offerees shall agree. Any shares of Series B Senior Convertible Preferred Stock not elected to be purchased by the end of the Election Period shall be reoffered for the 10-day period following the end of the Election Period by the Corporation on a pro rata basis to the Offerees who have elected to purchase any of the shares of Series B Senior Convertible Preferred Stock specified in the Offer Notice and each such Offeree shall have the right to purchase its Pro Rata Share or as the Offeree shall otherwise agree. If any one or more Offerees have elected to purchase any shares of Series B Senior Convertible Preferred Stock specified in the Offer Notice from the Corporation, the sale of such shares of Series B Senior Convertible Preferred Stock shall be consummated as soon as practical after the delivery of the election notice(s) to the Corporation, but in any event within 15 days after the expiration of the Election Period, subject to any required regulatory approvals. The purchase price specified in any Offer Notice shall be a price per share of Series B Senior Convertible Preferred Stock equal to the lower of (a) the price per share of Series B Senior Convertible Preferred Stock paid on the Original Issuance Date and (b) the Book Value Per Share (based on the most recently available financial statements) at the date of the Offer Notice. The Series B Senior Convertible Preferred Stock issued by the Corporation upon receipt of the purchase price referred to in this paragraph 4.7.9 shall be duly authorized, validly issued, fully paid and non assessable, and free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

   4.7.10         Cancellation of Stock

          Any Series B Senior Convertible Preferred Stock redeemed, exchanged or converted hereunder shall be retired and canceled, and shall not be reissued as shares of Series B Senior Convertible Preferred Stock, and shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of authorized shares of Series B Senior Convertible Preferred Stock. accordingly; provided, however, that such number may not be reduced below the number of then outstanding shares of Series B Senior Convertible Preferred Stock.

4.8 Restrictions on Transfer of Shares and Sale of the Company

   4.8.1 Transfer of Stockholder Shares

          No stockholder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law, including by way of merger or consolidation) any interest in shares of any class of stock of the Corporation (a “Transfer”), except pursuant to the provisions of this Section 4.8 or pursuant to a Public Offering (as defined below). No stockholder shall consummate any Transfer (other than pursuant to a Sale of the Company (as defined below) or a Public Offering (as defined below) until 30 days after the later of the delivery to the Corporation and the Offerees (as defined below) of such stockholder’s Offer Notice (as defined below), unless the parties to the Transfer have been finally determined pursuant to this Section 4.8 prior to the expiration of such 30 day period (the “Election Period”).

   4.8.2 First Refusal Right.

          At least 30 days prior to making any Transfer of any shares of any class of stock of the Corporation (other than pursuant to a Sale of the Company or a Public Offering), the transferring stockholder (the “Transferring Stockholder”) shall deliver a written notice (an “Offer Notice”) to the holders of the Series B Senior Convertible Preferred Stock (the “Offerees”) and to the Corporation. The Offer Notice shall disclose in reasonable detail the proposed type, class or series, and number of shares to be transferred, the proposed terms and conditions of the Transfer and the identity, background and ownership (if applicable) of the prospective transferee(s), and the Offer Notice shall constitute an irrevocable binding offer to sell such shares to the Offerees on such terms and conditions. Each Offeree may elect to purchase all or any portion of the shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical, but in any event within 20 days after delivery of the Offer Notice. If more than one Offeree has elected to purchase the shares specified in the Offer Notice, the number of shares subject to each such agreement shall be proportionate to such Offerees relative Pro Rata Share (but in no event will an Offeree be obligated to purchase more than the number of shares specified in its election notice), or on such other basis as such Offerees shall agree. If any one or more Offerees have elected to purchase any shares specified in the Offer Notice, the sale of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within 45 days after the expiration of the Election Period, subject to any required regulatory approvals. To the extent that the Offerees have not elected to purchase all of the shares being offered, the Transferring Stockholder may, within 90 days after the expiration of the Election Period, transfer such shares to the Person or group of Persons identified in the Offer Notice, at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Offerees in the Offer Notice. Any shares not transferred within such 90 day period shall be reoffered to the Offerees under this paragraph 4.8.2 prior to any subsequent Transfer. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time, and no shares may be subject to a pledge. Each stockholder’s “Pro Rata Share” shall be based upon such stockholder’s proportionate ownership of all shares of Series B Senior Convertible Preferred Stock owned by holders other than the Transferring Stockholder.

   4.8.3 Permitted Transfers

          (a) The restrictions set forth in paragraph 4.8.2 shall not apply with respect to any Transfer of any shares of any class of capital stock of the Corporation by any stockholder (i) in the case of a stockholder that is a natural person, by will or pursuant to applicable laws of descent and distribution or among such stockholder’s Family Group (as defined below), (ii) in the case of a stockholder that is not a natural person, among its Affiliates, or (iii) in the case of Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P. and IP/MCLP, L.L.C. (each, an “IP Entity”), a Transfer of all or a portion of such IP Entity’s shares (A) to any holder of an equity interest in an IP Entity or to a liquidating trust if such Transfer is effected upon dissolution of such IP Entity or as a distribution to such holder required by the partnership agreement or limited liability company agreement in respect of such IP Entity; or (B) to a limited partnership entity of which an IP

Entity is the sole general partner or to a limited liability company of which an IP Entity is the sole managing member ((i), (ii) and (iii) above are collectively referred to herein as “Permitted Transferees”); provided that the restrictions contained in paragraph 4.8.2 shall continue to be applicable to the shares after any such Transfer. Notwithstanding the foregoing, no stockholder shall avoid the provisions of paragraph 4.8.2 by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such stockholder’s interest in any such Permitted Transferee.

(b)        Paragraphs 4.8.1 and 4.8.2 shall terminate and cease to be effective upon the earlier to occur of the consummation of (i) a Sale of the Company pursuant to paragraph 4.8.4 or (ii) a Qualified Public Offering.

4.8.4        Sale of the Company

(a)        If the holders of a majority in voting power of the Series B Senior Convertible Preferred Stock then outstanding approve a Sale of the Company and deliver written notice to the stockholders invoking the provisions of this paragraph 4.8.4 (any such sale, an “Approved Sale”), the stockholders shall consent to, vote in favor of and raise no objections against the Approved Sale; provided, however, that if the definitive sale agreement governing an Approved Sale is entered into prior to the 18 month anniversary of the Original Issuance Date (as defined in Section 4.7.2 of this Certificate of Incorporation), then, unless a majority of the Board of Directors approves such Approved Sale or unless Standard & Poor's Rating Group, a division of McGraw-Hill Companies (“S&P”), shall have downgraded the A financial strength, corporate credit or financial enhancement rating of ACA Financial Guaranty Corporation (or shall have ceased rating ACA Financial Guaranty Corporation), the aggregate price per Common Stock Equivalent (as defend below) received in such an Approved Sale shall be not less than the Corporation’s Book Value Per Share (as defined below) as at the end of the most recently completed fiscal quarter for which the Corporation’s financial statements have been completed at the time such sale or similar agreement is executed.

(b)        If the Approved Sale is structured as (i) a merger or consolidation, each stockholder shall vote or cause to be voted such stockholder’s shares to approve such merger or consolidation, whether by written consent or at a stockholders meeting (as requested by the holders of a majority in voting power of the outstanding Series B Senior Convertible Preferred Stock) and, to the extent permitted by applicable law, waive all dissenter’s rights, appraisal rights and similar rights in connection with such merger or consolidation, (ii) a sale of stock, then each stockholder shall agree to sell, and shall sell, all of such stockholder’s shares and rights to acquire shares on the terms and conditions so approved by the holders of a majority in voting power of the outstanding Series B Senior Convertible Preferred Stock or (iii) a sale of assets, each stockholder shall vote or cause to be voted its shares to approve such sale and any subsequent liquidation of the Corporation or other distribution of the proceeds therefrom, whether by written consent or at a stockholders meeting (as requested by the holders of a majority in voting power of the outstanding Series B Senior Convertible Preferred Stock).

(c)        In furtherance of the foregoing, (i) each stockholder shall take, with respect to such stockholder’s shares, all necessary or desirable actions reasonably requested by the holders of a majority in voting power of the outstanding Series B Senior Convertible Preferred Stock in connection with the consummation of the Approved Sale and (ii) each stockholder shall make the same representations, warranties, indemnities and agreements as each other stockholder, including, without limitation, voting to approve such transaction and executing the applicable purchase agreement and related documents, except that (A) each stockholder shall be obligated only to (1) make representations and warranties with respect to such stockholder’s title to and ownership of the shares actually Transferred in such Approved Sale, authorization, execution and delivery of relevant documents by such stockholder, enforceability of relevant agreements against such stockholder and other matters relating to such stockholder, (2) enter into covenants in respect of a Transfer of such stockholder’s shares in connection with such Approved Sale and (3) enter into indemnification obligations with respect to the foregoing, in each case, to the extent that each other stockholder is similarly obligated, but no stockholder shall be obligated to enter into indemnification obligations with respect to any of the foregoing with respect to such other stockholder or such other stockholder’s shares, and (B) in no event shall any stockholder be liable in respect of any indemnity obligations with respect to such stockholder and the Corporation and its subsidiaries in general pursuant to any Approved Sale in an aggregate amount in excess of the total consideration payable to such stockholder in such Approved Sale.

(d)        The obligations of the stockholders with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each stockholder, to the extent it is receiving any consideration, will receive the same form of consideration as each other stockholder, and the aggregate consideration will be distributed, as between the different classes or series of shares, based on the rights and preferences set forth in this Certificate of Incorporation as in effect immediately prior to such Approved Sale, and as between holders of shares of a particular class or series, ratably based on the shares of such class or series actually Transferred in the Approved Sale; (ii) if any holders of a series or class of shares are given an option as to the form and amount of consideration to be received, each holder of such series or class of shares will be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of shares will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of shares. Each stockholder acknowledges that, depending upon the aggregate consideration to be distributed in connection with the Approved Sale, certain classes or series of shares may receive less consideration per Common Stock Equivalent than other classes or series of shares, and certain classes or series may receive no consideration in the Approved Sale.

(e)        If the Corporation or the holders of the Corporation’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the United States Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each stockholder shall, at the request of the Corporation, appoint a “purchaser representative” (as such term is defined in Rule 501) reasonably acceptable to the Corporation. If any stockholder appoints a purchaser representative designated by the Corporation, the Corporation shall pay the fees of such purchaser representative. However, if any stockholder declines to appoint the purchaser representative designated by the Corporation, such stockholder shall appoint another purchaser representative (reasonably acceptable to the Corporation), and such holder shall be responsible for the fees of the purchaser representative so appointed.

(f)         This paragraph 4.8.4 shall terminate and cease to be effective upon the earlier to occur of the consummation of (i) a Sale of the Company pursuant to this paragraph 4.8.4 or (ii) a Qualified Public Offering

                        4.8.5 Definitions

          The following terms used in this Section 4.8 are defined as follows:

          “Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person and, in the case of any stockholder that is a partnership or limited liability company, any partner or member of such stockholder (provided that the Corporation shall not be deemed to be an Affiliate of any stockholder).

          “Book Value Per Share” shall mean the book value of the Corporation and its consolidated subsidiaries determined in accordance with GAAP, less accumulated other comprehensive income (loss) as determined in accordance with Financial Accounting Standards Board Statement No. 115, divided by the total number of outstanding Common Stock Equivalents.

          “Common Stock Equivalents” means, at any time, without duplication, the sum of (i) the aggregate number of shares of Common Stock outstanding at such time, (ii) the aggregate number of shares of Common Stock issuable assuming conversion at such time of the Convertible Preference Stock, the Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock and any other capital stock of the Corporation, (iii) the aggregate number of shares of Common Stock deemed to be outstanding at such time under subparagraphs 4.7.7(b)(1) to (9), inclusive, of the this Certificate of Incorporation, and (iv) the aggregate number of shares of Common Stock at such time issuable upon exercise of any options, warrants or rights as determined in accordance with the treasury stock method as provided under Financial Accounting Standards Board Statement No. 128.

          “Family Group” means, with respect to any Person, such Person’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Person and/or such Person’s spouse and/or descendants.

          “GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

          “Independent Third Party” means any Person who, immediately prior to the contemplated transaction, (i) does not own in excess of five percent of the Common Stock Equivalents (a “5% Owner”), (ii) is not controlling, controlled by or under common control with any such 5% Owner and (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          “Public Offering” means a public offering and sale of shares of Common Stock pursuant to an effective registration statement (other than on Form S 4 or S 8 or their equivalent) filed under the Securities Act of 1933, as amended.

          “Qualified Public Offering” means an underwritten Public Offering (to be managed by an underwriter or underwriters of recognized, national standing) resulting in net proceeds to the Corporation and/or the selling stockholders of the Corporation of at least $100 million; provided that a Qualified Public Offering shall not include a Public Offering made in connection with a business acquisition or combination or an employee benefit plan.

          “Sale of the Company” means (i) the sale of all or substantially all of the Corporation’s assets determined on a consolidated basis to an Independent Third Party or group of Independent Third Parties, (ii) the sale of capital stock of the Corporation representing at least a majority of the Common Stock Equivalents to an Independent Third Party or group of Independent Third Parties, or (iii) the merger or consolidation of the Corporation with or into any entity (whether or not the Corporation is the surviving company in such merger or consolidation) which results in an Independent Third Party or group of Independent Third Parties holding capital stock of the surviving or continuing entity possessing more than 60% of the voting power of the surviving or continuing entity.

                        4.8.6 Termination of Provisions

          As to any particular shares constituting shares of capital stock of the Corporation, such shares shall cease to be subject to the provisions of this Section 4.8 when they have been (x) effectively registered under the Securities Act of 1933, as amended, and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker on a securities exchange or in the over the counter market pursuant to Rule 144 (or any similar provision then in force) under the Securities Act of 1933, as amended.

Article 5.   INCORPORATOR

          The name and mailing address of the incorporator (the “Incorporator”) are Jody L. Gallegos, Esq., Hogan & Hartson, L.L.P., 875 Third Avenue, New York, NY 10022.

Article 6.   BOARD OF DIRECTORS

          6.1. Directors; Number; Election

          The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation and shall initially upon the filing of this Certificate of Incorporation be fixed at ten (10). Unless and except to the extent that the Bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in the Certificate of Incorporation or any certificate of designations filed pursuant hereto, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

          6.2. Management of Business and Affairs of the Corporation

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          6.3. Limitation of Liability

          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation is not permitted by the General Corporation Law. Any repeal or modification of this Article 6.3, as the same exists or may hereafter be amended. shall be prospective only and shall not adversely affect any right or protection of or any limitation of the liability of a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 7.   AMENDMENT OF BYLAWS

          In furtherance and not in limitation of the powers conferred by the General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation.

          Article 8.   RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

          The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 8.

*   *   *   *   *

          IN WITNESS WHEREOF, he undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, hereby certifies. that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 15th day of September, 2004.

JODY L. GALLEGOS, ESQ.
Incorporator

By:	/s/ JODY L. GALLEGOS